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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Fairway Group Holdings Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FAIRWAY GROUP HOLDINGS CORP.

2284 12th Avenue,
New York, New York 10027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
July 29, 2014

        Notice is hereby given that the 2014 Annual Meeting of Stockholders of Fairway Group Holdings Corp. (the "Annual Meeting") will be held on Tuesday, July 29, 2014 at 9:00 am (Eastern Time) at Columbia University, Alfred Lerner Hall, 2920 Broadway, Room 555, New York, New York 10027.

        We are holding the meeting for the following purposes:

  1.
  to elect two directors to our board of directors to serve until the 2017 Annual Meeting of Stockholders;

  2.
  to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year ending March 29, 2015; and

  3.
  to transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only stockholders of record as of the close of business on June 16, 2014 will be entitled to attend or vote at the annual meeting or any adjournment or postponement thereof.

        To make it easy to vote, internet and telephone voting are available. The instructions for voting are on the proxy card.

        If you hold your shares through a bank, broker or other holder of record, please follow the voting instructions you received from the holder of record.

        If you plan to attend the Annual Meeting and you are a registered stockholder, please bring a valid, government-issued photo identification (such as a driver's license or a passport). If you are the beneficial owner of shares held in "street name" through a bank, broker or other intermediary, in addition to government-issued photo identification, you should bring proof of ownership of our common stock as of the June 16, 2014 record date. A recent brokerage statement or a letter from your bank, broker or other intermediary that shows your ownership of Fairway common stock as of the record date are examples of proof of ownership.

        Use of cameras, recording devices, computers, and other electronic devices, such as smart phones and tablets, will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.

        Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we hope you will vote your shares as soon as possible. Please mark, sign, date, and return the accompanying proxy card or voting instruction form in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. Instructions are included on the proxy card and voting instruction form.

        If you have any questions about the Annual Meeting, you can contact Nicholas Gutierrez, Manager of Finance & Investor Relations, at nicholas.gutierrez@fairwaymarket.com, (646) 616-8000 or 2284 12th Avenue, New York, New York 10027.

By Order of the Board of Directors

Nathalie Augustin Senior Vice President, General Counsel and Secretary

New York, New York
June 26, 2014

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JULY 29, 2014: Fairway's Proxy Statement and Annual Report on Form 10-K for the fiscal year ended March 30, 2014 are also available at http://investors.fairwaymarket.com/sec.cfm.

FAIRWAY GROUP HOLDINGS CORP.

PROXY STATEMENT

2014 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 29, 2014

GENERAL INFORMATION

        Fairway Group Holdings Corp. is making this proxy statement available to its stockholders on or about June 26, 2014 in connection with the solicitation of proxies by the board of directors for our 2014 Annual Meeting of Stockholders (the "Annual Meeting"), which will be held on Tuesday, July 29, 2014 at 9:00 a.m. (Eastern Time) at Columbia University, Alfred Lerner Hall, 2920 Broadway, Room 555, New York, New York 10027. As a stockholder of Fairway, you are invited to attend the Annual Meeting and are entitled and encouraged to vote on the proposals described in this proxy statement.

        In this proxy statement, all references to "Fairway", "we", "us", or "our" or similar words are to Fairway Group Holdings Corp. and its subsidiaries. Our fiscal year is the 52 or 53 week period ending on the Sunday closest to March 31. For ease of reference, we identify our fiscal years in this proxy statement by reference to the calendar year in which the fiscal year ends. Accordingly, "fiscal 2013" refers to our fiscal year ended March 31, 2013 and "fiscal 2014" refers to our fiscal year ended March 30, 2014. All fiscal years presented included 52 weeks.

        Below are answers to common questions stockholders may have about the Annual Meeting.

  What are the Proxy Materials?

        The "Proxy Materials" are this proxy statement and our annual report to stockholders for the fiscal year ended March 30, 2014.

  What items will be voted on at the Annual Meeting and how does the board of directors recommend that I vote?

        There are two proposals to be voted on at the Annual Meeting:

  1.
  the election of two Class I directors to our board of directors to serve until the 2017 Annual Meeting of Stockholders and until their respective successors are elected and qualified; and

  2.
  the ratification of the appointment of Grant Thornton LLP ("Grant Thornton") as our independent registered public accounting firm for our current fiscal year ending March 29, 2015.

        The Board recommends that you vote FOR both proposals.

        Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. We have not received any such proposals. We do not anticipate any other matters will come before the Annual Meeting. If any other matter comes before the Annual Meeting, the proxy holders appointed by our board of directors will have discretion to vote on those matters.

  Who may vote at the meeting?

        Holders of Class A common stock and holders of Class B common stock as of the close of business on June 16, 2014 (the "Record Date") may vote at the Annual Meeting.

  How many votes do I have?

        Holders of Class A common stock are entitled to one vote per share of Class A common stock held as of the Record Date. Holders of Class B common stock are entitled to ten votes per share of Class B common stock held as of the Record Date.

        As of the Record Date, there were 29,225,001 shares of Class A common stock outstanding, which will carry one vote each, and 14,225,455 shares of Class B common stock outstanding that will carry ten votes each.

  What vote is required for each proposal?

        For the election of directors, each director must be elected by a plurality of the votes cast. This means that the two nominees receiving the largest number of "for" votes will be elected as directors. We do not have cumulative voting.

        The ratification of our independent registered public accounting firm and any other proposals that may come before the Annual Meeting will be determined by the majority of the votes cast.

  How are abstentions and broker non-votes counted?

        Abstentions (shares present at the meeting in person or by proxy that are voted "abstain") and broker non-votes (explained below) are counted for the purpose of establishing the presence of a quorum but are not counted as votes cast.

  What constitutes a "quorum"?

        The holders of a majority of the votes of the combined shares of Class A common stock and Class B common stock issued, outstanding and entitled to vote, either in person or represented by proxy, constitute a quorum.

  What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a stockholder of record.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. The organization holding your account is considered the stockholder of record. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the shares you hold in your account.

  How do stockholders of record vote?

        There are four ways for stockholders of record to vote:

  •
  Via the internet.  You may vote via the internet by visiting http://www.investorvote.com/FWM and entering the unique control number for your shares located on the proxy card included in the Proxy Materials, or vote using your smartphone by scanning the QR code on the proxy card.

  •
  By telephone.  You may vote by phone by calling (800) 652-VOTE (8683). You will need the control number from your proxy card included in the Proxy Materials.

  •
  By mail.  You may vote by filling out and signing the proxy card included in the Proxy Materials and returning it in the envelope provided.

  •
  In person.  You may also vote your shares in person by completing a ballot at the Annual Meeting.

  How do beneficial owners of shares held in street name vote?

        There are four ways for beneficial owners of shares held in street name to vote:

  •
  Via the internet.  You may vote via the internet by visiting http://www.investorvote.com/FWM and entering the unique control number for your shares located on the proxy card included in the Proxy Materials, or vote using your smartphone by scanning the QR code on the proxy card.

  •
  By telephone.  You may vote by phone by calling (800) 652-VOTE (8683). You will need the control number from the proxy card included in the Proxy Materials.

  •
  By mail.  You may vote by filling out the proxy card you received from the organization holding your shares and returning it as instructed by that organization.

  •
  In person.  If you wish to vote in person at the meeting, you will first need to obtain a legal proxy from the organization that holds your shares. You should contact that organization to obtain a legal proxy.

  Can I change my vote after submitting a proxy?

        Stockholders of record may revoke their proxy before the Annual Meeting by delivering to our Corporate Secretary a written notice stating that a proxy is revoked, by signing and delivering a proxy bearing a later date, by voting again via the internet or by telephone or by attending and voting in person at the Annual Meeting.

        Street name stockholders who wish to change their votes should contact the organization that holds their shares.

  If I hold shares in street name through a broker, can the broker vote my shares for me?

        If you hold your shares in street name and you do not vote, the broker or other organization holding your shares can vote on certain "routine" proposals but cannot vote on other proposals. Proposal 1 (election of directors) is not considered a "routine" proposal. Proposal 2 (ratification of Fairway's independent registered public accounting firm) is a "routine" proposal. If you hold shares in street name and do not vote on Proposal 1, your shares will be counted as "broker non-votes."

  Who is paying for this proxy solicitation?

        Fairway is paying the costs of the solicitation of proxies. Members of our board of directors and officers and employees may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.

  What do I need to do if I want to attend the meeting?

        You will need to provide evidence that you are a stockholder as of the Record Date. If you plan to attend the Annual Meeting and you are a registered stockholder, please bring a valid, government-issued photo identification (such as a driver's license or a passport). If you are the beneficial owner of shares held in "street name" through a bank, broker or other intermediary, in addition to government-issued photo identification, you should bring proof of ownership of our common stock as of the Record Date. A recent brokerage statement or a letter from your bank, broker or other intermediary that shows your ownership of Fairway common stock as of the Record Date are examples of proof of ownership.

        Use of cameras, recording devices, computers, and other electronic devices, such as smart phones and tablets, will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.

  Where can I find voting results?

        Final voting results from the Annual Meeting will be filed with the SEC on a Current Report on Form 8-K within four business days of the Annual Meeting (including the Annual Meeting date).

  I share an address with another stockholder. Why did we receive only one set of Proxy Materials?

        Some banks, brokers and nominees may be participating in the practice of "householding" Proxy Materials. This means that only one copy of our Proxy Materials to stockholders may have been sent to multiple stockholders in your household. If you hold your shares in street name and want to receive separate copies of the Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact the bank, broker, or other nominee who holds your shares.

        Upon written or oral request, we will promptly deliver a separate copy of the Proxy Materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Proxy Materials, you can contact Nicholas Gutierrez, Manager of Finance & Investor Relations, at nicholas.gutierrez@fairwaymarket.com, (646) 616-8000 or 2284 12th Avenue, New York, New York 10027.

  Whom should I contact if I have additional questions?

        You can contact Nicholas Gutierrez, Manager of Finance & Investor Relations, at nicholas.gutierrez@fairwaymarket.com, (646) 616-8000 or 2284 12th Avenue, New York, New York 10027. Stockholders who hold their shares in street name should contact the organization that holds their shares for additional information on how to vote.

 PROPOSAL 1: ELECTION OF DIRECTORS

        At the Annual Meeting, stockholders will vote to elect the two nominees named in this proxy statement as Class I directors. Each of the Class I directors elected at the Annual Meeting will hold office until the 2017 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. The board of directors has nominated William Selden and Farid Suleman to serve as Class I directors for terms expiring at the 2017 Annual Meeting of Stockholders. The persons named as proxies will vote to elect Messrs. Selden and Suleman unless a stockholder indicates that his or her shares should be withheld with respect to one or both of such nominees.

        In the event that any nominee for Class I director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. Both of the nominees are currently serving as directors and we do not expect that either of the nominees will be unavailable or will decline to serve.

        The board of directors recommends that you vote FOR each of the nominees for the board of directors in this Proposal 1.

 DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

        The following table sets forth certain information about our directors and executive officers as of the date of this proxy statement.

Name	Age	Position
Charles W. Santoro	55	Executive Chairman of the Board of Directors
Michael Barr	43	Director
Howard Glickberg	67	Director and Vice Chairman of Development
Stephen L. Key	71	Director
General Robert Magnus	67	Director
William Selden	66	Director
Farid Suleman	62	Director
William E. Sanford	54	Interim Chief Executive Officer
Edward C. Arditte	59	Co-President and Chief Financial Officer
Kevin McDonnell	50	Co-President and Chief Operating Officer
Nathalie Augustin	44	Senior Vice President—General Counsel & Secretary
Aaron J. Fleishaker	53	Senior Vice President—Real Estate and Development
Larry Santoro	55	Senior Vice President—Chief Administrative Officer
Peter Romano	56	Vice President—Produce
Linda M. Siluk	57	Vice President—Finance and Chief Accounting Officer

Directors

        We believe our board of directors should be comprised of individuals with sophistication and experience in many substantive areas that impact our business. We believe experience, qualifications or skills in the following areas are most important: retail sales, marketing, accounting, finance and capital structure, strategic planning and leadership of complex organizations, legal and regulatory affairs, people management and board practices of other entities. We believe that all of our current board members possess the professional and personal qualifications necessary for board service and have highlighted particularly noteworthy attributes for each board member in the individual biographies below.

        Class I Directors.    The following two Class I directors are the only nominees for election at the Annual Meeting, for a term that will expire at the 2017 Annual Meeting of Stockholders:

        William L. Selden has served as a director of Fairway since January 2007. Mr. Selden is co-founder and a managing partner at Sterling Investment Partners, a Westport, Connecticut based private equity firm. Before co-founding Sterling Investment Partners in 1998 and its predecessor, Sterling Ventures Limited, in 1991, Mr. Selden was a Managing Director at Shearson Lehman Brothers, Inc., an Executive Vice President at E.F. Hutton & Co., Inc., a Vice President at Eastdil Realty, Inc., Chief Financial Officer of Sunbelt Communications, Inc. and a Vice President at Bankers Trust Co. Mr. Selden earned a B.A. degree from Dartmouth College and an M.B.A. from Columbia University. Mr. Selden also serves as chairman of the board or as a director of a variety of private companies, and served as chairman of the board of American Buildings Company, a publicly-traded diversified manufacturer and marketer of construction products and services for non-residential and residential applications. Mr. Selden's qualifications to sit on our board include his substantial experience in the areas of real estate, corporate strategy, international and domestic business, logistics and distribution, sales and marketing, and finance, including capital markets and mergers and acquisitions.

        Farid Suleman has served as a director of Fairway since August 2012. Mr. Suleman was the President and Chief Executive Officer of Citadel Broadcasting Corporation and a member of its board of directors from March 2002 to September 2011 and was also the Chairman of the board from March 2002 through June 2010. From February 1994 until February 2007, he was a director of Westwood One, Inc. and was a special limited partner of Forstmann Little & Co., a private equity firm, from March 2002 until June 2007. He previously served as a member of the Senior Executive Advisory Board of Sterling Investment Partners. Mr. Suleman's qualifications to sit on our board include his substantial experience in the areas of corporate strategy, as well as general executive and leadership expertise and his service on the board of directors and audit committees of other public companies.

        Class II Directors.    The term of the following two Class II directors will expire at the 2015 Annual Meeting of Stockholders:

        Michael A. Barr has served as a director of Fairway since January 2007. Mr. Barr is a partner at Sterling Investment Partners. From 1999 until joining Sterling Investment Partners in 2001, Mr. Barr served as Vice President of Finance of Wellsteads, Inc., an eRestaurant start-up company offering takeout and delivery, where he was responsible for all financial functions. From 1998 to 1999, Mr. Barr was an Associate in the Corporate Finance Department of Lehman Brothers, Inc. and from 1993 to 1996, he was an auditor at Arthur Andersen, L.L.P. Mr. Barr earned a B.A. degree from Claremont McKenna College and an M.B.A. from The Wharton School at the University of Pennsylvania. Mr. Barr also serves as a director of a variety of private companies. Mr. Barr's qualifications to sit on our board include his substantial experience in the areas of corporate strategy, accounting, operations, logistics and distribution, and finance, including capital markets and mergers and acquisitions.

        Stephen L. Key has served as a director of Fairway since August 2012. Since 2003, Mr. Key has been the sole proprietor of Key Consulting, LLC, a financial consulting firm. From 1995 to 2001, Mr. Key served as Executive Vice President and Chief Financial Officer of Textron Inc., a New York Stock Exchange listed major diversified aerospace and defense company. From 1992 to 1995, Mr. Key served as the Executive Vice President and Chief Financial Officer of ConAgra, Inc., a New York Stock Exchange listed leading food company in North America. Prior to joining ConAgra, Mr. Key occupied multiple roles at Ernst & Young, including Managing Partner of the New York Office from 1988 to 1992. Mr. Key is a Certified Public Accountant in the State of New York. Mr. Key earned an A.B. from Dartmouth College and an M.B.A. from Cornell University. Mr. Key has served as a member of the Board of Directors and Chairman of the Audit Committee of Greenhill & Co., Inc., an investment bank, since 2004, and 1-800 Contacts, Inc., a contact lens distributor, from 2005 to June 2012. From 2010 through 2012, Mr. Key served on the Board of Directors of Forward Industries, Inc., a manufacturer of carrying cases. From 2006 through 2007, Mr. Key served on the Board of Directors of Sitel, a business-to-business service provider. He previously served as a member of the Senior Executive Advisory Board of Sterling Investment Partners. Mr. Key's qualifications to sit on our board include his substantial experience in the areas of public accounting, his knowledge of the food industry and his service on the board of directors and audit committees of other public companies.

        Class III Directors.    The term of the following three Class III directors will expire at the 2016 Annual Meeting of Stockholders:

        Charles W. Santoro has served as Executive Chairman of the Board of Fairway since September 2012 and as Chairman of the Board from January 2007. Mr. Santoro is co-founder and a managing partner at Sterling Investment Partners, a Westport, Connecticut based private equity firm. Before co-founding Sterling Investment Partners in 1998, Mr. Santoro was Vice Chairman, Investment Banking of Paine Webber Group, Inc. from 1995 to May 2000. Prior to joining Paine Webber in 1995, Mr. Santoro was a Managing Director of Smith Barney, Inc., in charge of that firm's Multi-Industry and New Business Development Groups. Prior to that, Mr. Santoro was responsible for Smith Barney's cross-border and international investment banking activities in New York and London, serving on its International Board of Directors. Mr. Santoro began his career at Morgan Stanley in New York and London, where he served as vice president, and was the operations officer of the European

Mergers & Acquisitions Department. Mr. Santoro earned a B.A. degree from Columbia University and an M.B.A. from Harvard Business School. From April 2000 through May 2012, Mr. Santoro served on the Board of Directors of Interline Brands, Inc., a New York Stock Exchange listed leading national distributor and direct marketer of maintenance, repair and operations products, and its predecessors. Mr. Santoro also serves as chairman of the board or a director of a variety of private companies. Mr. Santoro's qualifications to sit on our board include his substantial experience in the areas of operations, corporate strategy, international and domestic business, logistics and distribution, outsourcing, sales and marketing, and finance, including capital markets and mergers and acquisitions.

        Howard Glickberg has served as a director since January 2007 and as our Vice Chairman of Development since January 1, 2012. He previously served as our Chief Executive Officer from January 2007, when we were acquired by the Sterling Funds, to December 2011 and as our President from January 2007 until June 2010. Prior to our acquisition by the Sterling Funds, Mr. Glickberg served our company in various capacities since 1974, including Chief Executive Officer, President and Chief Financial Officer. Mr. Glickberg is the grandson of our founder. Mr. Glickberg's qualifications to sit on our board include his involvement as an owner and operator of our company for almost 40 years and his substantial experience in the areas of retail food sales, merchandising, marketing, store development, strategic planning and leadership of complex organizations and people management.

        General Robert Magnus has served as a director of Fairway since February 2014. General Magnus retired in 2008 from the United State Marine Corps after a 39-year career. Prior to his retirement, he held the position of 30th Assistant Commandant of the Marine Corps, acting as the second senior officer for 230,000 Marines and Sailors and 20,000 civilian employees. Earlier, he served from 2001 to 2005 as Deputy Commandant (Programs and Resources), responsible for directing the Marine Corps' planning and execution of manpower, equipment, infrastructure and readiness requirements. General Magnus serves on the Boards of Directors of Agusta Westland NA, Enersys and Elbit Systems of America (on which he serves as Board Chairman). In addition to his military training and education, he earned a B.A. degree from the University of Virginia and an M.S. degree from Strayer College. General Magnus' qualifications to sit on our board include his important and diverse management roles in the Marine Corps in areas such as strategy and operations, and his extensive experience in logistics and planning.

Executive Officers

        William E. Sanford has served as our Interim Chief Executive Officer since February 2014. Mr. Sanford joined us in October 2008 as our Chief Administrative Officer and served as our acting Chief Financial Officer from September 2011 to April 2012, as our Chief Financial Officer from April 2012 to December 2012, and as our President from April 2012 to February 2014. From 2008 until our initial public offering ("IPO") in April 2013, Mr. Sanford was also an operating partner at Sterling Investment Partners, assisting them in their review of industrial and consumer value-added distribution opportunities, and he currently serves on the board of directors of one other portfolio company of Sterling Investment Partners. From 1998 to June 2008, Mr. Sanford held various senior positions, including chief financial officer, president and chief operating officer, with Interline Brands, Inc., a New York Stock Exchange listed company that is a leading national distributor and direct marketer of maintenance, repair and operations products. Mr. Sanford has over 25 years of experience in the wholesale distribution field, having also held senior positions with Airgas and MSC Industrial Direct. Mr. Sanford is a director of EverBank Financial Corp., a diversified financial services company that is listed on the New York Stock Exchange. Mr. Sanford earned a B.S. degree from Vanderbilt University.

        Edward C. Arditte has served as our Co-President and Chief Financial Officer since February 2014 and as our Executive Vice President—Chief Financial Officer from December 2012, when he joined us, to February 2014. He served as a consultant to us in October and November 2012. Mr. Arditte has over 25 years of finance and operating experience with large, multi-industry companies including

Tyco International Ltd., where he served from May 2003 to May 2010 as a Senior Vice President with responsibility for strategy, investor relations and communications. Prior to joining us, Mr. Arditte had a consulting firm specializing in finance, strategy and investor relations. Immediately prior to joining Tyco International, he served as the Chief Financial Officer of BancBoston Capital, the private equity division of Fleet National Bank, for 16 months. Mr. Arditte also spent 16 years at Textron Inc., where he served in a variety of management roles including Vice President & Treasurer, Chief Financial Officer of a major operating division and Vice President of Investor Relations and Risk Management. He began his career as a corporate banker at Security Pacific National Bank. Mr. Arditte is a director of AccuWeather, Inc. Mr. Arditte earned a B.A. degree from the University of California at Riverside and an M.B.A. degree from Boston University.

        Kevin McDonnell has served as our Co-President and Chief Operating Officer since February 2014 and as our Senior Vice President—Chief Operating Officer from April 2012 to February 2014. He served as our Chief Merchandising Officer from August 2007 to April 2012. Prior to joining us in August 2007, Mr. McDonnell served in various capacities at The Great Atlantic & Pacific Tea Company for over 27 years, most recently as Senior Vice President of Sales and Merchandising.

        Nathalie Augustin has served as our Senior Vice President—General Counsel and Secretary since April 2012. Ms. Augustin joined us in June 2007 as Vice President—General Counsel and Secretary. Prior to joining us, Ms. Augustin served in various capacities at The Donna Karan Company LLC, an international fashion design house and a subsidiary of LVMH Moët Hennessy Louis Vuitton, from June 1999 to May 2007, most recently as Vice President and Associate General Counsel. Prior to joining Donna Karan, Ms. Augustin was an associate at Cleary Gottlieb Steen & Hamilton LLP for approximately 5 years. Ms. Augustin began her legal career as a law clerk to the Honorable Sterling Johnson of the United States District Court for the Eastern District of New York. She received her law degree from Harvard Law School and a B.A. degree from Columbia College.

        Aaron Fleishaker has served as our Senior Vice President—Real Estate and Development since September 2011. Mr. Fleishaker joined us in February 2008 as our Vice President—Real Estate. Prior to joining us, Mr. Fleishaker was Senior Vice President, Real Estate, of United Retail Group, Inc., a specialty retailer of large-size women's fashion apparel, from November 2006, Senior Managing Director, Equity Investments of DJM Asset Management, LLC, a diversified real estate consulting and advisory firm, from September 2005 to November 2006, Executive Vice President of Kimco Realty Corporation, a New York Stock Exchange listed real estate investment trust that owns and operates neighborhood and community shopping centers, from February 2002 to September 2005, Senior Vice President, General Counsel, Director of Real Estate for Modell's Sporting Goods, a sporting goods retailer, from July 1991 to January 2002 and General Counsel of Dresses for Less, a retail and wholesale women's garment company, from March 1989 to June 1991. Mr. Fleishaker began his career as a real estate attorney. Mr. Fleishaker received his law degree from Boston University School of Law and a B.S.B.A. degree from the Boston University School of Management.

        Larry Santoro has served as our Senior Vice President—Chief Administrative Officer since April 2012. Prior to joining us, Mr. Santoro served as a consultant to us from December 2010 to April 2012, primarily in connection with a strategic review of our financial systems and operations. Prior to joining us, Mr. Santoro was an operating partner at Sterling Investment Partners, where he was responsible for direct new opportunity outreach and business development. From 2004 to 2010, Mr. Santoro was the founding partner responsible for the U.S. private equity effort of New Vernon Capital, LLC, an asset management firm investing in a range of Indian and U.S. assets. Before that, Mr. Santoro was a Managing Director in Merrill Lynch's Investment Banking Group, where he variously served as Head of Global Internet Infrastructure Investment Banking, Head of East Coast Technology Investment Banking and as a member of the Mergers and Acquisitions Group. Mr. Santoro joined Merrill Lynch in 1987. Prior to joining Merrill Lynch, Mr. Santoro worked as an electrical engineer for Intel Corporation. Mr. Santoro received an M.B.A. from Harvard Business School in 1987 and his Bachelor of Engineering from Dartmouth College in 1982. Mr. Santoro is the brother of Charles Santoro, our executive chairman.

        Peter Romano has served as our Vice President—Produce since January 2007. He joined the company in April 1977 and served in various capacities, including as produce buyer, produce supervisor, produce manager and, from 2002 to January 2007 as a junior partner responsible for produce.

        Linda M. Siluk has served as our Vice President—Finance and Chief Accounting Officer since October 2011, as our Vice President, Finance and Corporate Controller from October 2010 to October 2011, and as a Senior Project Manager from August 2009 to October 2010, focusing primarily on the implementation of a general ledger software package. Prior to joining us, Ms. Siluk served as the Chief Financial Officer at Drug Fair, a New Jersey-based drug store chain from October 2008 to May 2009. From September 2006 to April 2008, Ms. Siluk was the Senior Vice President, Finance at Ann Taylor. Ms. Siluk received her B.S. in Business Administration from Montclair State College. Ms. Siluk is a certified public accountant.

Board Composition

        Our amended and restated certificate of incorporation provides that our board of directors shall consist of such number of directors as determined from time to time by resolution adopted by a majority of the total number of directors then in office. Our board of directors currently consists of seven members, of whom Messrs. Key, Magnus and Suleman each qualify as an "independent director," as defined under the rules of the NASDAQ Global Market. Following the Annual Meeting, our board will continue to have seven members. Any additional directorships resulting from an increase in the number of directors may only be filled by the directors then in office.

        Each of the current members of our board of directors other than General Magnus was elected according to our stockholders' agreement, pursuant to which investment funds managed by affiliates of Sterling Investment Partners (the "Sterling Funds") had the right to designate four directors in aggregate, one of whom was to serve as chairman, and Howard Glickberg and Harold Seybert, one of our former owners, acting jointly, had the right to designate two directors. Messrs. Barr, Santoro and Selden were the designees of the Sterling Funds and Mr. Howard Glickberg was the designee of Messrs. Glickberg and Seybert pursuant to our stockholders' agreement. In addition, the Sterling Funds had the right to designate as directors additional persons who were not employed by or affiliates of the Sterling Funds and had relevant business experience, and the Sterling Funds so designated Messrs. Key and Suleman. Our stockholders' agreement terminated in April 2013 upon consummation of our IPO. However, the Sterling Funds currently own shares of common stock representing approximately 81.1% of the voting power of our common stock and, for so long as the outstanding shares of our common stock owned by the Sterling Funds and its permitted transferees represent a majority of the combined voting power of our common stock, the Sterling Funds and its permitted transferees will have the ability to control the nomination and election of directors.

        For so long as the outstanding shares of our common stock held by the Sterling Funds and its permitted transferees represent a majority of the combined voting power of common stock, the Sterling Funds and its permitted transferees will have the ability to control the election of our board of directors.

Classified Board

        Our amended and restated certificate of incorporation and amended and restated bylaws provide for a classified board of directors consisting of three classes, each serving staggered three-year terms, as further described above.

        Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of stockholders in the year in which that term expires. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director's term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal.

        So long as our board of directors is classified, only our board of directors may fill vacancies on our board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, one-third of the additional number of directors will be allotted to each class.

        The classification of our board of directors may have the effect of delaying or preventing changes in our control or management.

Controlled Company Status

        The Sterling Funds currently control a majority of the voting power of our outstanding common stock. As a result, we are a "controlled company" under the corporate governance standards of the NASDAQ Global Market. As a controlled company, we may elect not to comply with certain corporate governance requirements, including the requirements:

  •
  that a majority of our board of directors consists of "independent directors," as defined under the rules of the NASDAQ Global Market;

  •
  that we have a nominating committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities;

  •
  that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities; and

  •
  that we conduct annual performance evaluations of the nominating committee and compensation committee.

        These exemptions do not modify the independence requirements for our audit committee and we comply with the applicable requirements of the Sarbanes-Oxley Act and NASDAQ Global Market corporate governance standards with respect to our audit committee. We replaced Mr. Barr with General Magnus, an independent director, on our audit committee and compensation committee on February 5, 2014, so that each such committee consists entirely of independent directors in accordance with NASDAQ Global Market corporate governance standards.

        Following our IPO, we have utilized the "controlled company" exemption from certain corporate governance requirements as mandated by the NASDAQ Global Market, as described above. As a result, we do not have a majority of independent directors and we do not have a separate nominating committee. Further, we will not be required to have an annual performance evaluation of our compensation committee, which began to consist solely of independent directors in February 2014. Accordingly, our stockholders do not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NASDAQ Global Market. Conflicts of interest may arise because some of our directors are representatives of our controlling stockholders.

        When the Sterling Funds no longer otherwise owns or controls more than 50% of the voting power of our outstanding common stock, we will no longer be a "controlled company." At that time, we will have to form a nominating committee and comply with the independent board committee requirements as they relate to the nominating and compensation committees, with (1) one independent committee member at the date we are no longer a "controlled company", (2) a majority of independent committee members within 90 days of the date we are no longer a "controlled company" and (3) all independent committee members within one year of the date we are no longer a "controlled company." Additionally, we will have 12 months from the date we cease to be a "controlled company" to have a majority of independent directors on our board of directors.

        As long as the outstanding shares of our common stock owned by the Sterling Funds and its permitted transferees represent a majority of the combined voting power of our common stock, the Sterling Funds and its permitted transferees will be able to effectively control all matters submitted to our stockholders for a vote, as well as the overall management and direction of our company.

Family Relationships of Directors and Executive Officers

        Larry Santoro, our Senior Vice President—Chief Administrative Officer, is the brother of Charles W. Santoro, our Executive Chairman.

Board of Directors Leadership Structure

        We currently separate the roles of chairman of the board of directors and chief executive officer. Charles W. Santoro, a co-founder and a managing partner of Sterling Investment Partners, our controlling stockholder, serves as Executive Chairman. This structure enables the board of directors to effectively exercise its role in oversight of Fairway while allowing our interim Chief Executive Officer, William E. Sanford, to focus on the management of the day-to-day conduct of our business. The board may review and change its leadership structure in the future.

Board of Directors Role in Risk Oversight

        The board of directors oversees the risk management activities designed and implemented by our management. The board of directors executes its oversight responsibility for risk management both directly and through its committees. The full board of directors considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, the board of directors receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

        The board has delegated to the audit committee oversight of our risk management process. Our other board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Board and Committee Meetings; Annual Meeting Attendance

        From April 16, 2013, the date of our IPO, through March 30, 2014, the end of our fiscal year, the board of directors held eight meetings and acted by written consent five times; the audit committee held six meetings and did not act by written consent; and the compensation committee held six meetings and did not act by written consent. During that period, each director attended at least 75% of the total number of meetings of the board and committees on which he serves.

        We have no formal policy with respect to director attendance at annual meetings of stockholders; however, we encourage all directors to attend annual meetings of stockholders. This Annual Meeting will be our first annual meeting of stockholders.

Board Committees

        In connection with our IPO, our board of directors established an audit committee and a compensation committee. Each of the committees reports to the board of directors as it deems appropriate and as the board may request. The composition, duties and responsibilities of these committees are set forth below. In the future, our board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

  Audit Committee

        The audit committee is responsible for, among other matters: (1) appointing, retaining, terminating, and evaluating our independent registered public accounting firm and approving all services to be performed by them; (2) overseeing our independent registered accounting firm's qualifications, independence and performance; (3) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (4) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (5) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (6) reviewing and approving certain related person transactions. Our board of directors has adopted a written charter for the audit committee, which is available on our corporate website at http://investors.fairwaymarket.com/governance.cfm. The information on our website is not part of this proxy statement.

        Our audit committee consists of Messrs. Key, Magnus and Suleman, and Mr. Key serves as the chairman of such committee. We believe Mr. Key qualifies as our "audit committee financial expert," as such term is defined in Item 401(h) of Regulation S-K. The designation does not impose on Mr. Key any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and our board of directors. We added General Magnus, who qualifies as an independent director according to the rules of the SEC and the NASDAQ Global Market with respect to audit committee membership, to our audit committee on February 5, 2014, at which time Mr. Barr, who had served on the audit committee from the date of our IPO, ceased to be a member of our audit committee.

  Compensation Committee

        The compensation committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our directors, chief executive officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (4) administering our stock plans and other incentive compensation plans. Our board of directors has adopted a written charter for the compensation committee, which is available on our corporate website at http://investors.fairwaymarket.com/governance.cfm. The information on our website is not part of this proxy statement.

        Our compensation committee consists of Messrs. Suleman, Key and Magnus and Mr. Suleman serves as the chairman of such committee. We added General Magnus, who qualifies as an independent director according to the rules of the SEC and the NASDAQ Global Market with respect to compensation committee membership, to our compensation committee on February 5, 2014, at which time Mr. Barr, who had served on the compensation committee from the date of our IPO, ceased to be a member of our compensation committee.

Policy Regarding Nominations

        The policy of our board of directors is to encourage the selection of directors who will contribute to our success. Our board of directors is responsible for identifying and nominating members for election to our board of directors. The board of directors considers recommendations from directors, stockholders and others as it deems appropriate. Our board of directors may review from time to time the appropriate skills and characteristics desired of members of the board of directors, including the appropriate role of diversity. In evaluating potential candidates for nomination, our board of directors considers these factors in the light of the specific needs of the board of directors at that time and shall also consider advice and recommendations from Sterling Investment Partners.

        The board of directors does not distinguish between nominees recommended by stockholders and other nominees. However, stockholders desiring to nominate a director candidate at the annual meeting must comply with certain procedures. In order for a stockholder nomination for director to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held in 2015, the proposal or nomination must be received by us at our principal executive offices no later than February 27, 2015. Stockholders wishing to nominate a director before the annual meeting to be held in 2015 (but not include it in our proxy materials) must provide written notice of such proposal to our Secretary at our principal executive offices between March 31, 2015 and April 30, 2015 and comply with the other provisions of our amended and restated bylaws.

Communication with the Board of Directors

        Any stockholder or other interested parties who would like to communicate with the board of directors, the independent directors as a group or any specific member or members of the board of directors should send such communications to the attention of our Corporate Secretary at 2284 12th Avenue, New York, New York 10027. Communications should contain instructions on which member or members of the board the communication is intended for. In general, such communication will be forwarded to the intended recipients. However, the Corporate Secretary may, in her discretion, decline to forward any communications that are abusive, threatening or otherwise inappropriate.

Compensation Committee Interlocks and Insider Participation

        Prior to our IPO, our board served as our compensation committee. During fiscal 2014, we paid to an affiliate of the Sterling Funds ("Sterling Advisers") monitoring fees aggregating $877,000. In connection with our IPO, we paid Sterling Advisers $9.2 million in connection with the termination of our management agreement with Sterling Advisers and paid to Mr. Glickberg a transaction-related bonus of $1,840,000. Messrs. Santoro and Selden are managing members, and Mr. Barr is a principal, of Sterling Advisers. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Code of Business Conduct

        We have adopted a code of business conduct applicable to our principal executive, financial and accounting officers and all persons performing similar functions. A copy of that code is available on our corporate website at http://investors.fairwaymarket.com/governance.cfm. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The information on our website is not part of this proxy statement.

Limitation on Liability and Indemnification Matters

        Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

  •
  any breach of the director's duty of loyalty to us or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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  unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

  •
  any transaction from which the director derived an improper personal benefit.

        Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered into agreements to indemnify our directors and executive officers and certain other employees as determined by our board of directors. With specified exceptions, these agreements provide our directors, executive officers and specified employees with contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted under Delaware law. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.

        The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damages.

 DIRECTOR COMPENSATION

        We pay each of our non-employee directors $75,000 per year; however, the payment of this fee to Messrs. Barr, Santoro and Selden only commenced upon the closing of our IPO in April 2013. In addition, we pay each of Messrs. Key, Santoro and Suleman an additional $25,000 per year for serving as chairman of the audit committee, board of directors and the compensation committee, respectively. We also reimburse our directors for their expenses incurred in connection with attending board and committee meetings and fulfilling their duties as members of our board of directors.

        Prior to the beginning of the calendar year ended December 31, 2014, each of our non-employee directors at the time elected to receive his cash compensation for calendar 2014 in the form of restricted stock units ("RSUs") for shares of Class A common stock, and Mr. Santoro elected to receive his cash compensation for serving as Executive Chairman in the form of RSUs for shares of Class A common stock. Accordingly, on the first trading day following the 15th day of the last month of each calendar quarter beginning with the calendar quarter ended March 31, 2014, each of Messrs. Barr, Key, Santoro, Selden and Suleman will receive that number of RSUs determined by dividing $20,625, $27,500, $41,250, $20,625 and $27,500 by the closing price of the Class A common stock on that date. On March 17, 2014, Fairway issued to each of Messrs. Barr, Key, Santoro, Selden and Suleman RSUs for 2,343 shares, 3,125 shares, 4,687 shares, 2,343 shares and 3,125 shares, respectively, of Class A common stock. On June 16, 2014, Fairway issued to each of Messrs. Barr, Key, Santoro, Selden and Suleman RSUs for 2,888 shares, 3,851 shares, 5,777 shares, 2,888 shares and 3,851 shares, respectively, of Class A common stock. Shares of Class A common stock will be issued in settlement of the RSUs on the earliest to occur of (i) the second anniversary of the date of issuance of the RSUs, (ii) the director's death or (iii) a Company Sale Event (as such term is defined in our 2013 Long-Term Incentive Plan (the "2013 Plan")).

        For the calendar quarter ended December 31, 2013, each of Messrs. Barr, Santoro, Selden and Suleman elected to receive shares of Class A common stock in lieu of their cash director compensation and Mr. Santoro elected to receive his cash compensation for serving as Executive Chairman in shares of Class A common stock. On December 26, 2013, Fairway issued to each of Messrs. Barr, Santoro, Selden and Suleman 1,054 shares, 2,109 shares, 1,054 shares and 1,406 shares, respectively, of Class A common stock, determined by dividing their cash compensation by the closing price of the Class A common stock on that date.

        In connection with our IPO, our non-employee directors received equity awards pursuant to our 2013 Plan as follows:

  •
  each of Messrs. Key, Santoro and Suleman received a grant of 145,924 RSUs, and

  •
  each of Messrs. Barr and Selden received a grant of 97,282 RSUs.

        The RSUs will vest on the earliest to occur of (i) April 22, 2016, subject to the recipient's continued service as a director, (ii) a Company Sale Event (as that term is defined in the 2013 Plan) or (iii) the individual not being renominated by the board of directors for election as a director or elected a director by the stockholders. Any vested RSUs will be settled in shares of our Class A common stock on the earlier to occur of (x) April 22, 2016 and (y) a Company Sale Event. See "Executive Compensation—Equity Compensation Plans—2013 Long-Term Incentive Plan."

        For his services as an executive officer following consummation of our IPO, we have agreed to pay Mr. Santoro, our Executive Chairman, compensation of $50,000 per year and issued to him 218,885 RSUs and options to purchase 121,603 shares of our Class A common stock at a purchase price equal to $15.60, which is equal to 120% of the initial public offering price of $13.00. The RSUs will vest on the earliest to occur of (i) April 22, 2016, subject to his continued service as a director, (ii) a Company Sale Event (as that term is defined in the 2013 Plan) or (iii) Mr. Santoro not being renominated by the board of directors for election as a director or elected a director by the stockholders. Any vested RSUs will be settled in shares of our Class A common stock on the earlier to occur of (x) April 22, 2016 and (y) a Company Sale Event. The options will vest in four equal installments commencing on April 22, 2014, subject to acceleration upon a Company Sale Event.

        The table below sets forth the annual compensation earned by our directors in fiscal 2014. Information relating to the compensation paid to Mr. Howard Glickberg is set forth below under "Executive Compensation."

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Charles W. Santoro	75,000	4,821,261	486,412	—	5,382,673
Michael Barr	37,500	1,304,025	—	—	1,341,525
Howard Glickberg(3)	—	—	—	—	—
Steven L. Key	75,000	1,924,512	—	—	1,999,512
Robert Magnus	—	—	—	—	—
William Selden	37,500	1,304,025	—	—	1,341,525
Farid Suleman	50,000	1,949,511	—	—	1,999,511

(1)
Reflects the grant date fair value of the grants of stock and restricted stock units during fiscal 2014, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC 718"). See Note 10 to our audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended March 30, 2014 (the "Annual Report"). This amount does not reflect the actual economic value realized by the director. Based on the closing price of our Class A common stock on March 28, 2014, the last trading day of fiscal 2014, the shares underlying the stock awards to each of Messrs. Santoro, Barr, Key, Selden and Suleman had a value of $2,846,494, $771,201, $1,141,715, $771,201 and $1,152,485, respectively.

(2)
Reflects the grant date fair value of the grants of options during fiscal 2014, computed in accordance with FASB ASC 718. See Note 10 to our audited consolidated financial statements in the Annual Report. This amount does not reflect the actual economic value realized by the director. On March 28, 2014, the last trading day of fiscal 2014, the exercise price of these options was greater than the closing price of our Class A common stock.

(3)
Mr. Glickberg receives compensation for his services as an executive officer. The compensation for Mr. Glickberg is reported in "Executive Compensation—Summary Compensation Table." Mr. Glickberg does not receive additional compensation for services provided as members of our Board of Directors.

 EXECUTIVE COMPENSATION

Basis of Presentation

        Our fiscal year is the 52- or 53-week period ending on the Sunday closest to March 31. Our last two completed fiscal years ended on March 31, 2013 and March 30, 2014. For ease of reference, we identify our fiscal years in this proxy statement to the calendar year in which the fiscal year ends. For example, "fiscal 2014" refers to our fiscal year ended March 30, 2014.

Emerging Growth Company Status

        We qualify as an "emerging growth company" under the Jumpstart Our Business Startups Act of 2012, also known as the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included detailed compensation information for only our three most highly compensated executive officers (and former Chief Executive Officer) and have not included a compensation discussion and analysis (CD&A) of our executive compensation programs in this proxy statement. In addition, for so long as we are an emerging growth company, we will not be required to:

  •
  submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay", "say-on-frequency" and "say-on-golden parachutes"; and

  •
  disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer's compensation to median employee compensation.

        We will remain an emerging growth company until the earliest to occur of: (i) our reporting $1 billion or more in annual gross revenues; (ii) the end of fiscal 2019; (iii) our issuance, in a three year period, of more than $1 billion in non-convertible debt; and (iv) the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million on the last business day of our second fiscal quarter.

Summary Compensation Table

        As an emerging growth company, we have opted to comply with the executive compensation rules applicable to "smaller reporting companies," as such term is defined under the Securities Act of 1933, as amended (the "Securities Act"), which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. The table below sets forth the annual compensation earned during fiscal 2014 and fiscal 2013 by our current and former principal executive officers and our next two most highly-compensated executive officers (our "Named Executive Officers" or "NEOs").

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)		All Other Compensation ($)		Total ($)
William E. Sanford	2014	415,000		—		1,598,866		610,595		23,979	(4)	2,648,440	(4)
Interim Chief Executive	2013	378,654		270,000	(5)	—		—		95,474	(6)	744,128	(6)
Officer(3)
Herbert Ruetsch	2014	385,961		738,198	(8)	1,281,100	(9)	—	(10)	31,657	(11)	2,436,916	(11)
Former Chief Executive	2013	450,000		300,000	(12)	—		—		35,541	(13)	785,541	(13)
Officer(7)
Howard Glickberg	2014	983,443	(14)	1,840,000	(15)	2,084,512		194,564		64,204	(16)	5,166,723	(16)
Director and Vice Chairman of	2013	1,088,128		630,750	(17)	—		—		83,237	(18)	1,802,115	(18)
Development
Edward C. Arditte	2014	350,000		100,000	(20)	2,565,412		563,564		100,988	(21)	3,679,964	(21)
Co-President and Chief	2013	120,594		100,000	(22)	—		—		80,499	(23)	301,093	(23)
Executive Officer(19)

(1)
Reflects the grant date fair value of the grants of restricted stock units during fiscal 2014, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC 718"). See Note 10 to our audited consolidated financial statements in the Annual Report. This amount does not reflect the actual economic value realized by the individual. Based on the closing price of our Class A common stock on March 28, 2014, the last trading day of fiscal 2014, the shares underlying the stock awards to each of Messrs. Sanford, Ruetsch, Glickberg and Arditte had a value of $974,980, $880,900, $1,117,778 and $1,577,378, respectively.

(2)
Reflects the grant date fair value of the grants of options during fiscal 2014, computed in accordance with FASB ASC 718. See Note 10 to our audited consolidated financial statements in the Annual Report. This amount does not reflect the actual economic value realized by the individual. On March 28, 2014, the last trading day of fiscal 2014, the exercise price of these options was greater than the closing price of our Class A common stock.

(3)
Mr. Sanford became our interim Chief Executive Officer on February 5, 2014. Previously, he served as our President from April 2012 and our Chief Financial Officer from April 2012 to December 2012.

(4)
Includes $22,648 for automobile related expenses and $1,331 of group term life insurance premiums.

(5)
Consists of a $170,000 bonus paid in connection with our refinancing of our 2011 senior credit facility in August 2012 and a discretionary bonus of $100,000 for fiscal 2013 approved by our board of directors in May 2013, based upon his performance and our financial performance.

(6)
Includes $63,630 for housing-related expenses, $30,302 for automobile-related expenses, $1,242 of group term life insurance premiums and a $300 medical flexible account contribution.

(7)
Mr. Ruetsch stepped down as our Chief Executive Officer on February 5, 2014. See "—Narrative Disclosure to Summary Compensation Table—Employment Agreements—Herbert Ruetsch."

(8)
Represents a contractual bonus paid in connection with our IPO. See "—Narrative Disclosure to Summary Compensation Table—Employment Agreements—Herbert Ruetsch."

(9)
Represents the value of the 115,000 restricted stock units that became immediately vested in connection with his stepping down as our Chief Executive Officer. The remaining 182,404 restricted stock units granted to him in fiscal 2014 were forfeited.

(10)
In connection with his stepping down as our Chief Executive Officer, all options granted to Mr. Ruetsch were forfeited.

(11)
Includes $15,746 for automobile-related expenses, a $13,500 food allowance and $2,411 of group term life insurance premiums.

(12)
Consists of a bonus of $175,000 paid in connection with our refinancing of our 2011 senior credit facility in August 2012 and a discretionary bonus of $125,000 for fiscal 2013 approved by our board of directors in May 2013, based in part on a comparison of our actual EBITDA to target EBITDA and in part based on his performance. See "—Narrative Disclosure to Summary Compensation Table—Employment Agreements—Herbert Ruetsch."

(13)
Includes $18,399 for automobile-related expenses, a $15,600 food allowance, $1,242 of group term life insurance premiums and a $300 medical flexible account contribution.

(14)
Effective January 1, 2014, $600,000 of Mr. Glickberg's annual salary is being paid in cash, with the remainder of the salary (i.e., the difference between his then annual salary and $600,000) paid in restricted stock units for shares of our Class A common stock. On the last business day of each calendar quarter, Mr. Glickberg will be issued, pursuant to our 2013 Plan, that number of RSUs determined by dividing one fourth of the portion of the annual salary to be paid through the issuance of RSUs by the closing price of the Class A common stock on the last business day of such calendar quarter. The RSUs will be immediately vested, but shares of Class A common stock will not be issued in settlement of the RSUs until the first anniversary of the date of issuance of the RSU then being settled. On March 31, 2014, subsequent to the end of fiscal 2014, we issued to Mr. Glickberg 24,541 RSUs in respect of the first quarter of calendar 2014. See "—Narrative Disclosure to Summary Compensation Table—Employment Agreements—Howard Glickberg."

(15)
Represents a contractual bonus paid in connection with our IPO. See "—Narrative Disclosure to Summary Compensation Table—Employment Agreements—Howard Glickberg."

(16)
Includes a $50,000 food and materials allowance, $9,426 for automobile-related expenses, $4,323 of group term life insurance premiums and a $455 union dues contribution.

(17)
Represents contractual bonuses paid in connection with our refinancing of our 2011 senior credit agreement in August 2012 and our 2012 senior credit facility in February 2013. See "—Narrative Disclosure to Summary Compensation Table—Employment Agreements—Howard Glickberg."

(18)
Includes a $50,000 food and materials allowance, $27,857 for automobile-related expenses, $5,080 of group term life insurance premiums and a $300 medical flexible account contribution.

(19)
Mr. Arditte became our interim Co-President and Chief Financial Officer on February 5, 2014. Mr. Arditte joined us in December 2012 as our Executive Vice President—Chief Financial Officer.

(20)
Represents a bonus paid in connection with our IPO.

(21)
Includes $85,703 for housing-related expenses, $13,405 for automobile-related expenses and $1,880 of group term life insurance premiums.

(22)
Represents a discretionary bonus of $100,000 for fiscal 2013 approved by our board of directors in May 2013, based upon his performance and our financial performance.

(23)
Includes $77,718 for housing-related expenses and $2,781 for automobile-related expenses.

        None of our NEOs received stock awards, option awards or non-equity incentive plan compensation during fiscal 2013. See "—Outstanding Equity Awards at Fiscal 2014 Year-End" below for information regarding equity incentive awards to these individuals in fiscal 2014, including in connection with our IPO. In addition, we did not maintain a pension plan or non-qualified deferred compensation plan for any of our NEOs in fiscal 2013 or fiscal 2014.

Narrative Disclosure to Summary Compensation Table

  Determination of Executive Compensation

        The compensation committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our directors, chief executive officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (4) administering our stock plans and other incentive compensation plans.

        The compensation committee, pursuant to its charter, has the authority to select and retain experts or consultants to assist the committee in discharging its duties and responsibilities. The compensation committee has in the past engaged Towers Watson to provide compensation data on other companies and recommendations on executive compensation, including bonuses and equity grants. Towers Watson has also provided data and recommendations regarding director compensation.

  Employment Agreements

        Each of our NEOs has entered into an employment agreement with us, as described below. Under the employment agreements, each NEO is entitled to an annualized base salary and is eligible for discretionary bonuses, bonuses based upon performance criteria or bonuses payable upon the occurrence of specified events, as described in his respective employment agreement. In addition, each NEO is entitled to other specified perquisites. The employment agreements also contain severance provisions, including potential payments upon termination or a change in control.

        Our employment agreements with Messrs. Sanford and Arditte were entered into in fiscal 2013 and amended and restated in fiscal 2014. Our employment agreements with Messrs. Ruetsch and Glickberg were effective during fiscal 2013 and fiscal 2014 (until Mr. Ruetsch stepped down in February 2014, whereupon he entered into a separation agreement with us, as further described below).

        The bonuses for each of Messrs. Sanford and Arditte for fiscal 2013 were determined by our board of directors and were based on our financial performance compared to our budget as well as his individual performance. In addition, in fiscal 2014 Mr. Arditte was awarded a bonus in connection with our IPO. Under Mr. Ruetsch's employment agreement, in fiscal 2014 he was awarded a contractually specified bonus in connection with our IPO and he was eligible in fiscal 2013 and fiscal 2014 for an annual bonus of $150,000 if our actual EBITDA equaled 100% of the target EBITDA (as such terms are defined in his employment agreement), subject to specified adjustment if actual EBITDA was less than or greater than target EBITDA, and up to $150,000 based on meeting criteria established by the board of directors. Pursuant to Mr. Glickberg's employment agreement, in fiscal 2013 he was awarded bonuses equal to specified percentages (which were less than the amounts specified in his employment agreement) of the gross proceeds received by us in connection with our 2011 senior credit facility and our 2012 senior credit facility and in fiscal 2014 he was awarded a bonus equal to a specified percentage of the amount received by Sterling Advisers to terminate its management agreement with us in connection with our IPO.

        We did not award any cash performance bonuses to our NEOs in respect of fiscal 2014.

        William E. Sanford.    We entered into an employment agreement with Mr. Sanford, our Interim Chief Executive Officer, on March 28, 2013, which was amended and restated effective February 5, 2014. The initial term of his employment ends February 29, 2016, and will automatically extend for additional one year periods unless either we or Mr. Sanford elect to terminate the agreement. Mr. Sanford currently receives an annual base salary of $415,000, which is subject to increase, but not decrease, by the board of directors. During each fiscal year, Mr. Sanford is eligible for an annual performance bonus determined by the board of directors from time to time in its sole discretion. Such bonus will be targeted at fifty percent (50%) of annual salary and will be based upon, among other things, his performance and our financial performance. In addition, Mr. Sanford receives a car allowance of $20,000 annually and is entitled to participate in our benefit plans and arrangements for senior management personnel. His employment agreement also contains customary non-competition and non-disclosure provisions.

        Mr. Sanford's employment will terminate upon his death, disability, termination by the board of directors with or without "justifiable cause", termination by him for "good reason" or upon the expiration of his employment term (as such terms are defined in his employment agreement). In the event Mr. Sanford's employment is terminated by us without justifiable cause or by him for good reason or we elect not to renew the agreement, he is entitled to his annual salary for a period ending one year following the date of termination of his employment (two years if such termination occurs during the period between the date an agreement is signed relating to, and the closing of, a change of control of the company (as defined in the employment agreement)). In addition, he is entitled to the amount of any bonuses which have been accrued through the date of termination. If Mr. Sanford's employment is terminated, as described above, we will also pay Mr. Sanford's and his eligible dependents' COBRA health coverage premiums until the earliest of (i) the end of the "severance period" (as defined in his employment agreement), (ii) his employment with another company offering substantially similar benefits or (iii) he or his dependents ceasing to be eligible for coverage. These severance payments are contingent on Mr. Sanford executing a general release and his compliance with certain provisions in his employment agreement.

        Herbert Ruetsch.    We entered into an amended and restated employment agreement with Mr. Ruetsch, our former Chief Executive Officer, on January 1, 2011. The initial term of his employment ended on March 31, 2013, but was automatically extended through September 30, 2014. The employment agreement provided for automatic extensions for additional 18 month periods unless either we or Mr. Ruetsch elected to terminate the agreement. Mr. Ruetsch received an annual base salary of $475,000 in fiscal 2014, which was subject to increase, but not decrease, by the board of directors. In addition, Mr. Ruetsch received a car and food allowance of $30,000 annually and was entitled to participate in our benefit plans and arrangements for senior management personnel. Mr. Ruetsch's employment agreement also contained customary non-competition and non-disclosure provisions. Mr. Ruetsch stepped down as Chief Executive Officer in February 2014, whereupon his employment agreement was terminated (except for certain provisions) and we and Mr. Ruetsch entered into a separation agreement.

        Mr. Ruetsch was eligible for an annual bonus of $150,000 if our actual EBITDA equaled 100% of the target EBITDA for the fiscal year (as such terms are defined in his employment agreement). This annual bonus was subject to adjustment in the event that the actual EBITDA was greater or lower than the target EBITDA. He was also entitled to a bonus of up to $150,000, which was based on meeting criteria established by the board of directors.

        Mr. Ruetsch was also entitled to a bonus in the event of a "qualifying liquidity event" (as defined in his employment agreement) such as our IPO. If the qualifying liquidity event was our IPO, the amount of his bonus would be equal to the lesser of (x) 0.642857% of the IPO Net Proceeds (as defined in his employment agreement) or (y) $642,857. If the qualifying event was a sale of the company (as defined in his employment agreement), Mr. Ruetsch would have received a bonus equal to the lesser of (x) 0.3214285% of the Net Sale Proceeds (as defined in his employment agreement) or (y) $1,071,428.50. In addition, if at December 31, 2012 and through the closing of a sale of the company we were in compliance with all accounting requirements necessary to consummate an IPO, but sold the company instead of conducting an offering, Mr. Ruetsch would have been entitled to receive an additional bonus. Upon consummation of our IPO, Mr. Ruetsch received a bonus of $438,198 pursuant to his employment agreement, and an additional bonus of $300,000.

        Mr. Ruetsch's employment agreement also provided that it would terminate upon his death, disability, termination by the board of directors with or without "justifiable cause," termination by Mr. Ruetsch with or without "good reason" or upon the expiration of his employment term (as such terms are defined in his employment agreement).

        The employment agreement also provided that in the event Mr. Ruetsch's employment was terminated by us without justifiable cause or by Mr. Ruetsch for good reason, he was entitled to his annual salary for a period ending 18 months following the date of termination of his employment. In addition, he was entitled to the amount of any bonuses which have been accrued through the date of his termination. In the event his employment was terminated by us without justifiable cause or by Mr. Ruetsch for good reason within 24 months after a "change of control" of the company (as defined in his employment agreement), Mr. Ruetsch was entitled, for a period of two years from the date of termination, to an amount equal to (x) his then current annual salary and (y) the amount of any bonus, if any, awarded to him in the year prior to termination of his employment. Pursuant to Mr. Ruetsch's employment agreement, our IPO did not constitute a change of control. If Mr. Ruetsch's employment was terminated, as described above, we would also have been obligated to pay Mr. Ruetsch's and his eligible dependents' COBRA health coverage premiums until the earliest of (i) the end of the "severance period" (as defined in his employment agreement), (ii) his employment with another company offering substantially similar benefits or (iii) he or his dependents ceased to be eligible for coverage. These severance payments were contingent on Mr. Ruetsch executing a general release and his compliance with certain provisions in his employment agreement.

        On February 5, 2014, Fairway and Mr. Ruetsch entered a separation agreement in connection with Mr. Ruetsch's retirement as Chief Executive Officer. The separation agreement contains substantially the same rights and obligations as are provided for under his employment agreement. Pursuant to the separation agreement, we will continue to pay his annual salary for a period of 18 months, an aggregate of $675,000. In addition, restricted stock units for an aggregate of 115,000 shares of our Class A common stock became immediately vested, although Mr. Ruetsch agreed to certain limitations on the number of shares he can sell in any period. Under the separation agreement, Mr. Ruetsch granted Fairway and its affiliates a general release and agreed to a non-disparagement covenant. Mr. Ruetsch remains subject to his confidentiality, non-solicitation and non-competition obligations contained in his employment agreement. Pursuant to the separation agreement, Mr. Ruetsch will provide assistance and advisory services to our Executive Chairman, Chief Executive Officer and Co-Presidents for a period of two years. Mr. Ruetsch will receive an annual consulting fee of $125,000.

        Howard Glickberg.    We entered into an amended and restated employment agreement with Mr. Glickberg, our Vice Chairman of Development, on December 29, 2011, and an amendment to the employment agreement effective January 1, 2014. Pursuant to his employment agreement, Mr. Glickberg reports solely to the board of directors. The employment agreement had an initial term ending January 18, 2015, which was extended to January 18, 2016 in the January 2014 amendment. The initial term automatically extends for two one-year periods unless either Mr. Glickberg or we give notice of non-extension. After this two year period, we may extend Mr. Glickberg's employment for additional one year periods, but Mr. Glickberg may elect not to accept the extension of his employment term.

        Prior to the 2014 amendment, Mr. Glickberg received an annual base salary of $1,100,000. The 2014 amendment increased his annual salary to $1,350,000, and provides that $600,000 of his annual salary will be paid in cash, with the remainder of the salary (i.e., the difference between his then annual salary and $600,000) paid in restricted stock units for shares of our Class A common stock. On the last business day of each calendar quarter, Mr. Glickberg will be issued, pursuant to our 2013 Plan, that number of RSUs determined by dividing one fourth of the portion of the annual salary to be paid through the issuance of RSUs by the closing price of the Class A common stock on the last business day of such calendar quarter. The RSUs will be immediately vested, but shares of Class A common stock will not be issued in settlement of the RSUs until the first anniversary of the date of issuance of the RSU then being settled. On March 31, 2014, we issued to Mr. Glickberg 24,541 RSUs. Mr. Glickberg's base salary is subject to increase, but not decrease, by the board of directors.

        Mr. Glickberg is entitled to bonuses as determined by the board of directors. In the event of a "Qualifying Liquidity Event" (i.e., an initial public offering of our equity securities or a sale of the company as defined in his employment agreement), Mr. Glickberg was entitled to a cash bonus equal to 20% of the gross amount received by Sterling Advisers, an affiliate of the Sterling Funds. Upon consummation of our IPO, Mr. Glickberg received a bonus of $1,840,000.

        Prior to our IPO, in the event that Sterling Advisers received a fee for assisting us in (i) an equity or debt financing or in a transaction that resulted in a sale of Fairway, whether public or private, or (ii) any acquisition by us, Mr. Glickberg was entitled to a bonus equal to (x) 0.45% of the gross proceeds received by us in any equity financing other than our IPO, (y) 0.30% of the gross proceeds of any debt financing, and (z) 0.45% of the transaction value of an acquisition by us. Mr. Glickberg was not entitled to such amounts in the event of a "sale of the company" (as defined in his employment agreement).

        In the event that there had been a "sale of the company" prior to conducting our IPO, Mr. Glickberg would have been entitled to an additional bonus based on the proceeds to the stockholders and the returns achieved by the Sterling Funds.

        In addition, Mr. Glickberg's employment agreement provides that if we became a publicly-traded company and in connection with the offering adopted an equity compensation program, he would be able to participate in the program at a level determined by the board of directors taking into account his duties, level of responsibility and performance. In connection with our IPO in April 2013, Mr. Glickberg was granted RSUs for 145,924 shares of Class A common stock, which will vest on April 22, 2016, subject to his continued service with Fairway, and options to purchase 48,641 shares, which will vest in four equal annual installments beginning April 22, 2014, subject to his continued service with Fairway. In connection with the January 2014 amendment to Mr. Glickberg's employment agreement, Fairway and Mr. Glickberg amended the agreement pursuant to which Mr. Glickberg was granted RSUs to provide that:

  •
  all RSUs and options will immediately vest if Mr. Glickberg's employment is terminated by Fairway without cause (as defined in his employment agreement) or by Mr. Glickberg with good reason (as defined in his employment agreement) or Fairway fails to renew the employment agreement at the end of the initial term or any additional term;

  •
  if Mr. Glickberg's employment is terminated by reason of his death or disability, the number of unvested RSUs that vest will be equal to the product determined by multiplying the number of unvested RSUs by a fraction, the numerator of which is the number of days from April 22, 2013 to the date of his death or disability, as applicable, and the denominator of which is 1,096; and

  •
  if Mr. Glickberg's employment is terminated by reason of his death or disability, the number of unvested options that vest will be equal to the product determined by multiplying 12,160 by a fraction, the numerator of which is the number of days from the latest vesting date to the date of death or disability, as applicable, and the denominator of which is 365 or 366, as applicable.

        In addition, Mr. Glickberg receives a yearly food and materials allowance of $50,000 and is entitled to participate in our benefit plans and arrangements for senior management personnel. Mr. Glickberg's employment agreement contains customary non-competition (for a period of 5 years) and non-disclosure provisions.

        Mr. Glickberg's employment will terminate upon his death, disability, termination by the board of directors with or without "justifiable cause," his resignation with or without "good reason" (as defined in Mr. Glickberg's employment agreement) or upon the expiration of his employment term.

        In the event that we terminate Mr. Glickberg's employment without justifiable cause or Mr. Glickberg terminates his employment for good reason during his initial term, he is entitled to: (i) his annual salary for a period equal to the longer of (x) the remainder of the initial term or (y) one year from the date of termination and (ii) the amount of any bonus which has been accrued through the date of termination. In the event we terminate Mr. Glickberg's employment without justifiable cause or Mr. Glickberg terminates his employment for good reason after the initial term, Mr. Glickberg is entitled to (i) his then annual salary for a period of one year from the date of termination and (ii) the amount of any bonus which has been accrued through the date of termination. In the event we elect not to renew Mr. Glickberg's employment agreement for an additional term, we will, following the end of the applicable term, (i) continue to pay Mr. Glickberg his annual salary for a period of one year from the earlier of (x) the date we notify Mr. Glickberg that we do not intend to renew his employment agreement or (y) the 59th day prior to the expiration date of the then applicable term and (ii) pay Mr. Glickberg the amount of any bonus which has been accrued through the date of termination. If Mr. Glickberg's employment is terminated, as described above, we will, in addition, pay Mr. Glickberg's and his eligible dependents' COBRA continuation health coverage premiums until the earlier of (i) the end of the severance period, (ii) his employment with another company offering substantially similar benefits or (iii) he and his dependents ceasing to be eligible for coverage. These "severance payments" (as defined in his employment agreement) are contingent on Mr. Glickberg executing a general release and his compliance with certain provisions in his employment agreement.

        Edward C. Arditte.    We entered into an employment agreement with Mr. Arditte, our Co-President and Chief Financial Officer, on December 3, 2012, which was amended and restated effective February 5, 2014. The initial term of his employment ends February 29, 2016, and will automatically extend for additional one year periods unless either we or Mr. Arditte elect to terminate the agreement. Mr. Arditte currently receives an annual base salary of $350,000, which is subject to increase, but not decrease, by the board of directors. During each fiscal year, Mr. Arditte is eligible for an annual performance bonus determined by the board of directors from time to time in its sole discretion. Such bonus will be targeted at fifty percent (50%) of annual salary and will be based upon, among other things, his performance and our financial performance. In addition, Mr. Arditte is entitled to participate in our benefit plans and arrangements for senior management personnel, and is reimbursed, on a fully grossed-up basis, for his rent expense (up to $3,750 per month) and his parking expense (up to $500 per month) in New York. His employment agreement also contains customary non-competition and non-disclosure provisions.

        Mr. Arditte's employment will terminate upon his death, disability, termination by the board of directors with or without "justifiable cause", termination by him for "good reason" or upon the expiration of his employment term (as such terms are defined in his employment agreement). In the event Mr. Arditte's employment is terminated by us without justifiable cause or by him for good reason or we elect not to renew the agreement, he is entitled to his annual salary for a period ending one year following the date of termination of his employment (two years if such termination occurs during the period between the date an agreement is signed relating to, and the closing of, a change of control of the company (as defined in the employment agreement)). In addition, he is entitled to the amount of any bonuses which have been accrued through the date of termination. If Mr. Arditte's employment is terminated, as described above, we will also pay Mr. Arditte's and his eligible dependents' COBRA health coverage premiums until the earliest of (i) the end of the "severance period" (as defined in his employment agreement), (ii) his employment with another company offering substantially similar benefits or (iii) he or his dependents ceasing to be eligible for coverage. These severance payments are contingent on Mr. Arditte executing a general release and his compliance with certain provisions in his employment agreement.

  401(k) Plan

        We adopted our 401(k) plan for employees in 2007. The 401(k) plan is intended to qualify under Section 401(k) of the Internal Revenue Service Code of 1986, as amended, so that contributions to the 401(k) plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn from the 401(k) plan, and so that contributions by us, if any, will be deductible by us when made. Under the 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of such reduction contributed to the 401(k) plan.

        The 401(k) plan permits us to make contributions up to the limits allowed by law on behalf of all eligible employees.

Outstanding Equity Awards at Fiscal 2014 Year-End

        The following table provides information regarding all outstanding equity awards held by our named executive officers as of March 30, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William E. Sanford	—	48,641	—	$13.00	4/22/2023	127,282	$974,980	—	—
Interim Chief Executive	—	48,641		$15.60	4/22/2023
Officer(2)	—	45,000		$11.14	2/5/2024

		142,282

Herbert Ruetsch	—	—	—	—	—	—	—	—	—
Former Chief Executive Officer(3)
Howard Glickberg	—	48,641	—	$15.60	4/22/2023	145,924	1,117,778	—	—
Director and Vice Chairman of Development
Edward C. Arditte	—	48,641	—	$15.60	4/22/2023	205,924	1,577,378	—	—
Co-President and Chief	—	90,000		$11.14	2/5/2024
Financial Officer(4)

		138,641

(1)
Based on our closing stock price on March 28, 2014, the last trading day of fiscal 2014.

(2)
Mr. Sanford has served as our Interim Chief Executive Officer since February 5, 2014. Mr. Sanford served as our President from April 2012 to February 5, 2014.

(3)
Mr. Ruetsch stepped down as our Chief Executive Officer on February 5, 2014. In connection with this stepping down as our Chief Executive Officer, 115,000 restricted stock units granted to him in fiscal 2014 became immediately vested, and the remaining 182,404 restricted stock units and all options granted to him in fiscal 2014 were forfeited.

(4)
Mr. Arditte has served as our Co-President and Chief Financial Officer since February 5, 2014. From December 2012 to February 5, 2014, Mr. Arditte served as our Executive Vice President—Chief Financial Officer.

        In May 2011, we granted 72,096 shares of restricted common stock to Mr. Sanford under our 2007 Equity Compensation Plan, of which 43,400 shares vested at March 31, 2013 and the remaining 28,696 shares, which would have vested in two equal installments on June 1, 2013 and June 1, 2014, vested upon consummation of our IPO. We had the right to repurchase all unvested shares at cost upon Mr. Sanford ceasing to be an employee. All shares of restricted common stock granted to Mr. Ruetsch under our 2007 Equity Compensation Plan are fully vested. We did not grant shares of restricted stock to Messrs. Glickberg or Arditte under our 2007 Equity Compensation Plan.

        The table below sets forth information concerning RSU and option grants received by our named executive officers under our 2013 Plan in fiscal 2014, including in connection with the IPO:

Name	Position	Restricted Stock Units		Options
William E. Sanford	Interim Chief Executive Officer	127,282	(1)	142,282	(2)
Herbert Ruetsch	Former Chief Executive Officer	182,404	(3)	304,008	(4)
Howard Glickberg	Director and Vice Chairman of Development	145,924	(5)	48,641	(6)
Edward C. Arditte	Co-President and Chief Financial Officer	205,924	(7)	138,641	(8)

(1)
48,641 of the RSUs will vest and be delivered on April 22, 2016, 15,000 of the RSUs will vest and be delivered on February 5, 2017, 48,641 of the RSUs will vest and be delivered on April 22, 2017 and 15,000 of the RSUs will vest and be delivered on February 5, 2018, subject in each case to the recipient's continued service, provided that if his employment is terminated by us without "justifiable cause" or by him for "good reason" (as those terms are defined in his employment agreement) or we elect not to renew the employment agreement, all the RSUs will become immediately vested. The recipient is prohibited from selling 20% of the shares of Class A common stock received in respect of the RSUs until the fifth anniversary of the date of grant.

(2)
48,641 of these options have an exercise price of $15.60 per share and 48,641 of these options have an exercise price of $13.00 per share and will vest in four equal installments commencing on April 22, 2014, subject to the recipient's continued service with us. The remaining 45,000 options have an exercise price of $11.14 and will vest in four equal installments commencing on February 5, 2015, subject to the recipient's continued service with us. If Mr. Sanford's employment is terminated by us without "justifiable cause" or by him for "good reason" (as those terms are defined in his employment agreement) or we elect not to renew the employment agreement, all the options will become immediately vested. If a Company Sale Event (as defined in the 2013 Plan) occurs, all unvested options will immediately vest unless the options are assumed by the purchaser.

(3)
Fifty percent of the restricted stock units were to vest and be delivered on April 22, 2016, with the remaining 50% to vest and be delivered on April 22, 2017, subject to the recipient's continued service. The recipient was prohibited from selling 20% of the shares of Class A common stock received in respect of the restricted stock units until April 22, 2018. Pursuant to his Separation Agreement, 115,000 of these restricted stock units vested and the remainder were forfeited. See "—Narrative Disclosure to Summary Compensation Table—Employment Agreements—Herbert Ruetsch."

(4)
121,603 of these options had an exercise price of $15.60 per share; the remainder had an exercise price of $13.00 per share. These options, which were to vest in four equal installments commencing on April 22, 2014, subject to the recipient's continued service with us, were terminated pursuant to the separation agreement.

(5)
The RSUs will vest and be delivered on April 22, 2016, subject to the recipient's continued service, provided that (i) all RSUs will immediately vest if Mr. Glickberg's employment is terminated by us without cause (as defined in his employment agreement) or by Mr. Glickberg with good reason (as defined in his employment agreement) or we fail to renew the employment agreement at the end of the initial term or any additional term, and (ii) if Mr. Glickberg's employment is terminated by reason of his death or disability, the number of RSUs that vest will be equal to the product determined by multiplying the number of unvested restricted stock units by a fraction, the numerator of which is the number of days from April 22, 2013 to the date of his death or disability, as applicable, and the denominator of which is 1,096. Mr. Glickberg is prohibited from selling 20% of the shares of Class A common stock received in respect of the RSUs until April 22,

  2018 other than in connection with a Company Sale Event. Does not include 24,541 RSUs issued to Mr. Glickberg on March 31, 2014 in payment of a portion of his annual salary for the calendar quarter ended March 31, 2014. See "—Narrative Disclosure to Summary Compensation Table—Employment Agreements—Howard Glickberg."

(6)
These options have an exercise price of $15.60 per share and will vest in four equal installments commencing on April 22, 2014, subject to the recipient's continued service with us, provided that (i) all options will immediately vest if Mr. Glickberg's employment is terminated by us without cause (as defined in his employment agreement) or by Mr. Glickberg with good reason (as defined in his employment agreement) or we fail to renew the employment agreement at the end of the initial term or any additional term, and (ii) if Mr. Glickberg's employment is terminated by reason of his death or disability, the number of unvested options that vest will be equal to the product determined by multiplying 12,160 by a fraction, the numerator of which is the number of days from the latest vesting date to the date of death or disability, as applicable, and the denominator of which is 365 or 366, as applicable. If a Company Sale Event (as defined in the 2013 Plan) occurs, all unvested options will immediately vest unless the options are assumed by the purchaser.

(7)
72,962 of the RSUs will vest and be delivered on April 22, 2016, 30,000 of the RSUs will vest and be delivered on February 5, 2017, 72,962 of the RSUs will vest and be delivered on April 22, 2017 and 30,000 of the RSUs will vest and be delivered on February 5, 2018, subject in each case to the recipient's continued service, provided that if his employment is terminated by us without "justifiable cause" or by him for "good reason" (as those terms are defined in his employment agreement) or we elect not to renew the employment agreement, the RSUs that were to vest on April 22, 2016 and February 5, 2017 will, to the extent not then vested, become immediately vested. The recipient is prohibited from selling 20% of the shares of Class A common stock received in respect of the RSUs until the fifth anniversary of the date of grant.

(8)
48,641 of these options have an exercise price of $15.60 per share and will vest in four equal installments commencing on April 22, 2014, subject to the recipient's continued service with us. The remaining 90,000 options have an exercise price of $11.14 and will vest in four equal installments commencing on February 5, 2015, subject to the recipient's continued service with us. If Mr. Arditte's employment is terminated by us without "justifiable cause" or by him for "good reason" (as those terms are defined in his employment agreement) or we elect not to renew the employment agreement, 24,321 of the options granted on April 22, 2013 and 45,000 of the options granted on February 5, 2014 will, to the extent not then vested, become immediately vested. If a Company Sale Event (as defined in the 2013 Plan) occurs, all unvested options will immediately vest unless the options are assumed by the purchaser.

Equity Compensation Plans

  2013 Long-Term Incentive Plan

        In connection with our IPO, our board of directors and stockholders adopted and approved our 2013 Long-Term Incentive Plan. The purpose of our 2013 Plan is to enable us to grant equity-based incentive awards intended to attract, motivate and retain qualified employees, directors and other eligible service providers, and to align their financial interests with those of our stockholders. Following is a brief summary of the material terms of our 2013 Plan.

        Eligibility for Participation.    Our 2013 Plan permits the grant of incentive stock options, within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), to our and any of our subsidiaries' employees, and the grant of non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other forms of equity-based awards to our and any of our subsidiaries' employees, directors, consultants and advisors.

        Authorized Shares.    We have reserved 5,472,136 shares of our Class A common stock for issuance under our 2013 Plan, of which 608,015 shares may only be issued in the form of options having an exercise price per share that is at least 120% of the fair market value of our Class A common stock on the date of grant. The following unissued shares covered by awards granted under our 2013 Plan will remain available for issuance under new awards: (a) shares covered by an option or stock appreciation right that is forfeited or otherwise terminated or canceled for any reason other than exercise; (b) shares covered by an award that is forfeited or that are repurchased by us at the original purchase price; (c) shares covered by an award that is settled in cash or that otherwise terminates without shares being issued; and (d) shares covered by an award that are used to pay the exercise price or satisfy the tax withholding obligations under the award. No more than 1,000,000 shares may be issued pursuant to awards granted in any calendar year to any person.

        Administration.    In general, our 2013 Plan will be administered by the compensation committee of our board of directors. In the case of awards intended to qualify for the "performance-based compensation" exemption from Section 162(m) of the Code, the committee will consist of at least two "outside directors" within the meaning of Section 162(m) of the Code. Subject to the terms of our 2013 Plan, the committee (or its designee) may select the persons who will receive awards, the types of awards to be granted, the purchase price (if any) to be paid for shares covered by the awards, and the vesting, forfeiture and other terms and conditions of the awards, and will have the authority to make all other determinations necessary or advisable for the administration of the plan.

        Stock Options.    The exercise price of any option granted under our 2013 Plan must be at least equal to the fair market value of our Class A common stock on the date the option is granted (110% of fair market value in the case of "incentive stock options" granted to ten percent stockholders). The maximum term of an option granted under our 2013 Plan is ten years. Subject to our 2013 Plan, the compensation committee will determine the vesting and other terms and conditions of options granted under our 2013 Plan. Generally, a vested option will remain exercisable for a limited period of time after termination of the option holder's employment or other service. In no event, however, may an option be exercised after the expiration of its term.

        Stock Appreciation Rights.    The compensation committee may grant stock appreciation rights under our 2013 Plan. A stock appreciation right allows the recipient to receive payment, in cash and/or shares of our Class A common stock, of the appreciation in the fair market value of our Class A common stock between the date the stock appreciation right is granted and the date it is exercised. The maximum term of a stock appreciation right granted under our 2013 Plan is ten years. The compensation committee will determine the vesting and other terms and conditions of stock appreciation rights granted under our 2013 Plan.

        Restricted Stock.    Under a restricted stock award, we issue shares of our Class A common stock to the recipient of the award, subject to vesting conditions and transfer restrictions that lapse over time or upon achievement of performance conditions. Unless the compensation committee determines otherwise, the recipient may vote and receive dividends on shares of restricted stock issued under our 2013 Plan. Generally, if the recipient of a restricted stock award terminates employment or service, any unvested shares will be forfeited to or repurchased by us.

        Restricted Stock Units.    Restricted stock units represent the right to receive shares of our Class A common stock in the future, subject to specified vesting and other terms and conditions determined by our compensation committee. Vested restricted stock units may be settled in cash and/or shares of our Class A common stock. The holder of restricted stock units may not vote the underlying shares before the units become vested and the shares are issued. The compensation committee may provide for the payment of dividend equivalents on restricted stock units granted under our 2013 Plan. Unless the compensation committee determines otherwise, unvested restricted stock units will be forfeited upon termination of a recipient's employment or other service.

        Performance Units/Performance Shares.    Performance units and performance shares are awards that are payable in cash or shares of our Class A common stock upon the achievement of specific performance goals established in advance by our compensation committee. A performance share is an award that has an initial value equal to one share of our Class A common stock. A performance unit is an award that has an initial value equal to a specified dollar amount. The value of a performance share or performance unit at the end of the applicable performance period will depend on whether and the extent to which the specified performance goals are achieved. Unless our compensation committee determines otherwise, performance shares and performance units will be forfeited if the performance goals are not achieved or if the recipient's employment or other service terminates before the end of the performance period.

        Other Forms of Award.    Our compensation committee may make other forms of equity-based awards under our 2013 Plan, including, for example, stock bonus awards and dividend equivalent awards. The vesting and other terms and conditions of any such other forms of award will be determined by our compensation committee, acting within its discretion under our 2013 Plan. In addition, our 2013 Plan authorizes us to make annual and other cash incentive awards based on achieving performance goals that are pre-established by our compensation committee. No more than $5,000,000 may be awarded as a cash incentive award to any participant for any calendar year.

        Performance Goals.    The compensation committee may grant awards of restricted stock, performance units, performance shares and other stock-based awards that are intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code. These awards may be granted, vest and be paid based on attainment of specified performance goals established by the committee. Any one or more of the following performance factors may be used by the compensation committee in establishing performance goals for awards intended to qualify as "performance-based compensation": (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) pre- or after-tax income (before or after allocation of corporate overhead and bonus); (d) operating income (before or after taxes); (e), net sales or net sales growth; (f) gross profit or gross profit growth; (g) net operating profit (before or after taxes); (h) earnings, including earnings before or after taxes, interest, depreciation and/or amortization; (i) return measures (including, but not limited to, return on assets, net assets, capital, total capital, tangible capital, invested capital, equity, sales, or total stockholder return); (j) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital, cash flow return on investment, and cash flow per share (before or after dividends); (k) gross profit, operating or cash margins; (l) share price (including, but not limited to, growth measures and total stockholder return); (m) expense or cost targets; (n) objective measures of customer satisfaction; (o) working capital targets; (p) measures of economic value added, or economic value-added models or equivalent metrics; (q) inventory control; (r) debt targets; (s) stockholders' equity; (t) implementation, completion or attainment of measurable objectives with respect to new store openings, acquisitions and divestitures, and recruiting and maintaining personnel; or (u) other objective criteria determined by the compensation committee.

        To the extent permitted by law, the compensation committee may also exclude the impact of an event or occurrence which the compensation committee determines should be appropriately excluded, such as (1) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges; (2) an event either not directly related to our operations or not within the reasonable control of management; or (3) a change in tax law or accounting standards required by generally accepted accounting principles.

        Performance goals may also be based on an individual participant's performance goals, as determined by the compensation committee.

        In addition, all performance goals may be based upon the attainment of specified levels of our performance, or the performance of a subsidiary, division or other operational unit, under one or more of the measures described above relative to the performance of other corporations. The compensation committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

        Award Agreements.    Awards granted under the 2013 Plan will be evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change in control or conditions regarding the participant's employment, as determined by the compensation committee.

        Transferability of Awards.    In general, awards made under our 2013 Plan may not be transferred or assigned, except as may be permitted by our compensation committee. An option or stock appreciation right granted under our 2013 Plan may be exercised only by the recipient during his or her lifetime.

        Recoupment of Awards.    The 2013 Plan provides that awards granted under the 2013 Plan are subject to any recoupment policy we may have in place or any obligation that we may have regarding the clawback of "incentive-based compensation" under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or under any applicable rules and regulations promulgated by the SEC.

        Capital Changes.    In the event of certain changes in our capitalization, such as a reorganization, stock split, merger or similar change in our corporate structure or the number of outstanding shares of our Class A common stock, our compensation committee will make appropriate adjustments to the aggregate and individual share limits and to the number, class and/or exercise price under outstanding awards in order to prevent undue diminution or enlargement of the benefits or potential benefits available under our 2013 Plan.

        Change in Control.    In the event of a "company sale event" (as defined in the 2013 Plan), outstanding awards under our 2013 Plan, including any vesting provisions, may be assumed or substituted by the successor company. In general, if an outstanding award is not assumed or substituted, the award will become fully vested and canceled (either as part of the transaction or immediately before the transaction) based upon the transaction value of the shares covered by the award.

        Amendment and Termination.    Our board of directors has the authority to amend or terminate our 2013 Plan, provided such action does not adversely affect then outstanding awards. Amendments to our 2013 Plan will be subject to stockholder approval if such approval is necessary in order to satisfy applicable legal or stock exchange listing requirements. Unless sooner terminated, our 2013 Plan will automatically terminate in 2023, on the tenth anniversary of its effective date.

        Fiscal 2014 Awards.    During fiscal 2014, we issued an aggregate of 2,620,123 RSUs in respect of Class A common stock to certain of our employees and directors and options to purchase an aggregate of 1,424,691 shares of Class A common stock to certain of our employees and directors, of which 2,296,838 RSUs and 1,135,772 options were issued in connection with our IPO. The weighted average grant date fair value of the RSUs was $13.38 and weighted average exercise price of the granted options was $13.74. During the period from the date of our IPO through March 30, 2014, 114,881 RSUs and options to purchase 328,329 shares were forfeited. At March 30, 2014, we had outstanding under the 2013 Plan 2,367,659 RSUs having a weighted average grant date fair value of $13.44 and 1,096,362 options having a weighted average exercise price of $13.68.

  2007 Equity Compensation Plan

        Our board of directors adopted, and our stockholders approved, the 2007 Equity Compensation Plan in January 2007. The 2007 Plan provided for the grant of options and restricted stock awards. As of March 30, 2014, we had issued, net of forfeitures, 1,825,289 shares of restricted stock under the 2007 Plan at a price per share of $0.01, of which 1,715,369 shares are fully vested. The 2007 Plan terminated in connection with our IPO and the adoption of our 2013 Plan. However, all outstanding awards will continue to be governed by their existing terms.

        Administration.    Our board of directors, or a committee thereof appointed by our board of directors, has the authority to administer the 2007 Plan and the awards granted under it.

        Stock Options.    The 2007 Plan provided for the grant of incentive stock options, or ISOs, within the meaning of Section 422 of the Code, and non-qualified stock options, or NQSOs. ISOs could be granted only to employees. NQSOs could be granted to employees, directors or consultants. The exercise price of ISOs granted to employees who at the time of grant own stock representing more than 10% of the voting power of all classes of our common stock could not be less than 110% of the fair market value per share of our common stock on the date of grant, and the exercise price of ISOs granted to any other employees could not be less than 100% of the fair market value per share of our common stock on the date of grant. The exercise price of NQSOs to employees, directors or consultants could not be less than the par value of our common stock. Our board, or the committee administering the 2007 Plan, had the authority to establish the vesting and other terms of the options.

        Restricted Stock Awards.    The 2007 Plan provided that we could issue restricted stock awards. Each restricted stock award was governed by a restricted stock purchase agreement. Generally, we have the right to repurchase the unvested restricted shares of our common stock upon the termination of the purchaser's status as an employee, director or consultant for any reason, and the vested shares upon a termination of employment for cause or following termination of employment for any reason, or violation of any non-competition or solicitation obligation. In general, the repurchase price for unvested shares is the original price paid by the purchaser and for vested shares is fair market value. Most of the unvested shares of restricted stock automatically vested, and our right to repurchase vested shares terminated, upon consummation of our IPO.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table includes information as of March 30, 2014 for our 2013 Plan:

Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	3,486,644	$13.68	1,864,869
Equity compensation plans not approved by security holders	—	—	—

(1)
The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of the 2,390,282 RSUs outstanding at March 30, 2014, since RSUs have no exercise price. At March 30, 2014, we had outstanding options to purchase 1,096,362 shares of Class A common stock.

        Prior to our IPO, we issued shares of restricted stock under our 2007 Equity Compensation Plan, but did not issue any options, warrants or other rights to acquire shares of common stock under that plan. As a result of our IPO and the adoption of the 2013 Plan, no securities remain available for issuance under the 2007 Equity Compensation Plan.

 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 16, 2014, for:

  •
  each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock;

  •
  each of our directors;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Applicable percentage ownership is based on 29,225,001 shares of Class A common stock and 14,255,455 shares of Class B common stock outstanding at June 16, 2014. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Fairway Group Holdings Corp., 2284 12th Avenue, New York, New York 10027.

	Shares Beneficially Owned
	Class A common stock			Class B common stock			Percentage of Total Voting Power(1)
	Number		Percent	Number		Percent
5% Stockholders:
The Sterling Funds(2)	8,182,679		28.0%	13,080,655		92.0%	81.1%
Massachusetts Financial Services Company(3)	2,848,770		9.7	—		—	1.7
Next Century Growth Investors, LLC(4)	1,928,209		6.6	—		—	1.1
BAMCO Inc.(5)	1,750,000		6.0	—		—	1.0
Morgan Stanley(6)	1,475,676		5.0	—		—	*
Named Executive Officers and Directors:
William E. Sanford	82,096		*	—		—	*
Howard Glickberg	87,630	(7)	*	1,122,516	(7)	7.9	6.6
Edward C. Arditte	10,000		*	—		—	*
Charles W. Santoro	8,234,788	(8)	28.2	13,080,655	(9)	92.0	81.1
Michael Barr	1,054	(10)	*	—		—	*
Stephen Key(11)	—	(10)	—	—		—	*
Robert Magnus	—		—	—		—	*
William Selden	8,183,733	(8)	28.0	13,080,655	(9)	92.0	81.1
Farid Suleman(12)	1,406	(10)	*	—		—	*
All current directors and officers as a group (15 persons)	8,824,641	(7)(8)(10)	30.2	14,203,171	(7)(9)	99.8	88.0

*
Less than 1%.

(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.

(2)
Represents:

•
2,659,807 shares of Class A common stock and 3,537,512 shares of Class B common stock held directly by Sterling Investment Partners, L.P. ("Fund I");

•
37,102 shares of Class A common stock and 49,356 shares of Class B common stock held directly by Sterling Investment Partners Side-By-Side, L.P. ("SBS I");

•
5,385,876 shares of Class A common stock and 9,322,046 shares of Class B common stock held directly by Sterling Investment Partners II, L.P. ("Fund II"); and

•
99,894 shares of Class A common stock and 171,741 shares of Class B common stock held directly by Sterling Investment Partners Side-By-Side II, L.P. ("SBS II" and together with Fund I, SBS I and Fund II, the "Sterling Funds").

  Messrs. M. William Macey, Jr., Douglas L. Newhouse, Charles W. Santoro and William Selden, as the managing members of the general partner of each of the Sterling Funds, share voting and investment power for each of the Sterling Funds. Each of Messrs. Macey, Newhouse, Santoro and Selden disclaims beneficial ownership of the shares beneficially owned by the Sterling Funds, other than the shares attributable to his limited and general partnership interests therein. The address of each of the Sterling Funds is c/o Sterling Investment Partners, 285 Riverside Avenue, Suite 300, Westport, CT 06880.

(3)
Information is derived from the Schedule 13G filed by Massachusetts Financial Services Company ("MFS") with the SEC on January 8, 2014. 2,848,770 shares of Class A Common Stock are beneficially owned by MFS and/or certain other non-reporting entities. The interest of one entity, the MFS New Discovery Fund (the "Fund"), amounted to 1,423,493 shares of Class A common stock, or 5.5% of the total number of shares outstanding, at December 31, 2013. The address of the Fund, which is a series of a Massachusetts business trust, is 111 Huntington Avenue, Boston, MA 02199.

(4)
Information is derived from the Schedule 13G filed by Next Century Growth Investors, LLC with the SEC on February 14, 2014. The Class A common stock may be deemed beneficially owned by (1) Next Century Growth Investors, LLC, by virtue of its investment discretion and/or voting power over client securities, which may be revoked, and (2) Thomas L. Press and Robert E. Scott, as a result of their positions as officers with and ownership positions in Next Century Growth Investors, LLC, which could be deemed to confer upon each of them voting and/or investment power over the shares. Each of Next Century Growth Investors, LLC, Thomas L. Press and Robert E. Scott disclaim beneficial ownership of the shares except to the extent of each of their respective pecuniary interested therein, if any. The address of this holder is 5500 Wayzata Blvd., Suite 275, Minneapolis, MN 55416.

(5)
Information is derived from the Schedule 13G/A filed by BAMCO Inc. ("BAMCO") with the SEC on April 10, 2014. BAMCO, Baron Capital Group, Inc. ("BCG"), Baron Small Cap Fund ("BSC") and Ronald Baron share beneficial ownership of and dispositive power over 1,750,000 shares of Class A common stock. BAMCO is a subsidiary of BCG. BSC is an advisory client of BAMCO. Ronald Baron owns a controlling interest in BCG. The address of this holder is 767 Fifth Avenue, New York, NY 10153.

(6)
Information is derived from the Schedule 13G/A filed by Morgan Stanley with the SEC on February 11, 2014. Morgan Stanley and Morgan Stanley Investment Management Inc. each has sole voting power and shared dispositive power with regard to 1,475,676 shares of Class A common stock. Morgan Stanley Investment Management Inc. is a wholly-owned subsidiary of Morgan Stanley. The addresses of these holders are 1585 Broadway, New York, NY 10036 and 522 Fifth Avenue, New York, NY 10036, respectively.

(7)
Does not include (i) shares of Class A common stock issuable upon RSUs that have vested but where the shares are not issuable within 60 days of the date of this proxy statement or (ii) shares of common stock owned by Mr. Glickberg's sister, son or daughter.

(8)
Includes 8,182,679 shares of Class A common stock beneficially owned by the Sterling Funds. As a member of the general partner of each Sterling Fund, each of Messrs. Santoro and Selden has shared voting and investment power with respect to, and therefore may be deemed to be the beneficial owner of, the shares beneficially owned by the Sterling Funds. Each of Messrs. Santoro and Selden disclaims beneficial ownership of the shares beneficially owned by the Sterling Funds, other than the shares attributable to his limited and general partnership interest therein. See note 2 above. Does not include shares of Class A common stock issuable upon RSUs that have vested but where the shares are not issuable within 60 days of the date of this proxy statement.

(9)
Includes 13,080,655 shares of Class B common stock beneficially owned by the Sterling Funds. As a member of the general partner of each Sterling Fund, each of Messrs. Santoro and Selden has shared voting and investment power with respect to, and therefore may be deemed to be the beneficial owner of, the shares beneficially owned by the Sterling Funds. Each of Messrs. Santoro and Selden disclaims beneficial ownership of the shares beneficially owned by the Sterling Funds, other than the shares attributable to his limited and general partnership interest therein.

(10)
Does not include shares of Class A common stock issuable upon RSUs that have vested but where the shares are not issuable within 60 days of the date of this proxy statement.

(11)
Mr. Key has a less than 1% capital commitment to each of SBS I and SBS II.

(12)
Mr. Suleman has a less than 1% capital commitment to SBS II.

 SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and officers, and other persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of stock ownership and reports of changes in stock ownership and to provide us with copies of all such filed forms. Based solely on our review of such copies or written representations from reporting persons, we believe that all reports were filed on a timely basis during the period of time between the date of our IPO and March 30, 2014.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Our board of directors currently is primarily responsible for developing and implementing processes and controls to obtain information from our directors, executive officers and significant stockholders regarding related-person transactions and then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in these transactions. Following our IPO, our audit committee is responsible for the review, approval and ratification of "related-person transactions" between us and any related person. Under SEC rules, a related person is a director, executive officer, nominee for director or beneficial holder of more than 5% of any class of our voting securities or an immediate family member of any of the foregoing. In the course of its review and approval or ratification of a related-person transaction, the audit committee will consider:

  •
  the nature of the related person's interest in the transaction;

  •
  the material terms of the transaction, including the amount involved and type of transaction;

  •
  the importance of the transaction to the related person and to our company;

  •
  whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and

  •
  any other matters the audit committee deems appropriate.

        Any member of the audit committee who is a related person with respect to a transaction under review will not be able to participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

        Since April 1, 2013 through the date of this proxy statement, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest, other than compensation agreements and other arrangements which are described under "Directors, Executive Officers and Corporate Governance," "Director Compensation" and "Executive Compensation" and the transactions described below.

Transactions with Howard Glickberg

  Real Estate Leases

        Howard Glickberg, one of our directors and executive officers, owns a one-third interest in entities which lease to us the premises at which a portion of our Broadway store is located, the premises at which our Harlem store, Harlem bakery and Harlem warehouse are located and the premises at which the parking lot for our Harlem store is located. The remainder of these entities is owned by Mr. Glickberg's former business partners (the "Former Partners"). Each lease commenced on January 18, 2007 and terminates on January 31, 2032, with two five-year renewal options. Each lease provides that the base rent is to be reset to fair market rent based upon the highest and best retail use of the premises (without reference to the lease), as of February 1, 2012, 2019, 2024 and 2029 and, if the renewal options are exercised, 2034 and 2039, subject to a cap on the amount of the increase in the base rent of (i) 150% of the first lease year annual base rent for the fair market adjustment as of February 1, 2012 and (ii) 200% of the sixth lease year annual base rent for the fair market adjustment as of February 1, 2017, and no cap thereafter, and further, subject to the condition that regardless of the determination of fair market rent, it cannot be less than the annual base rent for the immediately preceding year. In all other years the annual base rent is to be increased by an amount equal to the percentage increase in the consumer price index, subject to an annual 5% cap. The leases for these premises provide that if we and the landlord are unable to agree upon the fair market rent, it will be determined by "baseball" style arbitration, where we propose a fair market rent for each property and the landlord proposes a fair market rent for each property and a neutral arbitrator chooses either our proposal or the landlord's proposal. Annual base rent payable under these leases during the lease year ended January 31, 2014 aggregated $4,442,500. During fiscal 2014, rental payments (excluding maintenance and taxes that we are obligated to pay) under these leases aggregated $4,455,087. Based on Mr. Glickberg's ownership interest in these entities and before giving effect to any expenses, Mr. Glickberg was entitled to $1,485,029 of the amount that we paid to these entities in fiscal 2014.

        Mr. Glickberg also owns a 16.67% interest in the landlord for the premises where our Red Hook store is located. The initial term of the lease commenced on May 1, 2006 (with rent payments commencing on November 1, 2006) and expired October 31, 2011. We exercised the first of our four five-year renewal options and the current expiration date for the lease is October 31, 2016. Upon any exercise of a renewal option, the annual base rent is to be reset to fair market rent based upon the highest and best retail use of the premises. Annual base rent payable under this lease during the lease year ended October 31, 2011 aggregated $863,063. During fiscal 2014, rental payments (excluding taxes that we are obligated to pay) under the lease were $1,421,151. As a result of our exercise of our first renewal option, the annual base rent must be reset to fair market value as of November 1, 2011. We and the landlord are currently in discussions regarding the reset of the base rent to fair market rent. If we and the landlord cannot agree upon the fair market rent, it will be determined by arbitration. Based on Mr. Glickberg's ownership in this entity and before giving effect to any expenses, Mr. Glickberg is entitled to $236,859 of the amounts that we paid to this entity in fiscal 2014.

        Mr. Glickberg also owns a 16.67% interest in the owner of a co-generation plant from which the Red Hook store purchases electricity, heated/chilled water, hot and cold potable water and sewer services. There is a disagreement between the parties regarding the applicable methodology to be used to calculate utility billings. We believe that the owner of the co-generation plant has overcharged us for utilities since our initial occupancy of the premises in December 2005. Since November 2008, with the exception of the post-Hurricane Sandy period through fiscal year 2014, when we received utilities from the local utility provider because the co-generation plant was not operational, we have not fully paid the utility invoices, but instead remitted lesser amounts based on the methodology that we believe represents the parties' original intentions with respect to the utility charge calculations. We believe that we will be successful in negotiating an amicable resolution of the outstanding utility issues between the parties. We paid this entity $1,321,465 in fiscal 2014; however, during the post-Hurricane Sandy period through fiscal year 2014, the co-generation plant passed on our payments to the local utility provider. Based on Mr. Glickberg's ownership in this entity and before giving effect to any expenses (including any payments to the local utility provider), Mr. Glickberg is entitled to $220,244 of the amount that we paid this entity in fiscal 2014.

  Employment Agreement

        See "Executive Compensation—Narrative Disclosure to Summary Compensation Table—Employment Agreements—Howard Glickberg" for information regarding our employment agreement with Mr. Howard Glickberg.

  Signage

        We have the right to use the "LED" above our Harlem store, which sign is owned by 2328 On Twelfth, LLC, which is 1/3 owned by Mr. Glickberg, our vice chairman of development and a director, with the remainder owned by the Former Partners. Although we do not pay for use of the sign, we pay a third party the costs and expenses of operating the sign, primarily electricity and maintenance. We paid $28,021 in fiscal 2014 with respect to electricity and maintenance services for the LED sign. We understand that Mr. Glickberg does not have an economic interest in the entity to which we make these payments; however, he could be deemed to be receiving a benefit from these payments because otherwise the owner of the sign would need to make such payments.

Management Agreement with Sterling Advisers

        Prior to our IPO, we were party to a management agreement with Sterling Advisers, an affiliate of the Sterling Funds. Messrs. Santoro and Selden, two of our directors, are managing members of, and Mr. Barr, one of our directors is a principal of, Sterling Advisers. Pursuant to the agreement, Sterling Advisers agreed to consult with our board of directors and management on business and financial matters, including:

  •
  developing and implementing corporate strategy;

  •
  budgeting future corporate investments;

  •
  developing acquisition and divestiture strategies; and

  •
  debt and equity financings.

        Under the terms of the management agreement, we agreed to pay Sterling Advisers an annual fee of $1,258,584, which fee would be increased by $250,000 once our trailing twelve months earnings before interest, taxes, depreciation and amortization ("EBITDA") on a pro forma basis giving effect to any new store openings (commencing with the Stamford, CT store) and acquisitions consummated during the period exceeds $35 million, and increased by an additional $250,000 for each additional $5 million of trailing twelve months' EBITDA. The fee would also increase on a pro rata basis if funds affiliated with Sterling Advisers provided us with additional equity capital. Sterling Advisers was also entitled to specified fees in connection with certain merger and acquisition and financing transactions, including the offering being made hereby. We were also required to reimburse Sterling Advisers for its reasonable travel and other direct out-of-pocket expenses.

        The agreement provided for an initial five year term (ending October 2015) and automatic renewal for successive one-year terms as long as our pre-IPO stockholders owned at least 20% of our outstanding common stock.

        Pursuant to the agreement, we paid Sterling Advisers monitoring fees of $877,000 in fiscal 2014. In connection with our IPO, we paid Sterling Advisers a negotiated fee of $9.2 million to terminate the management agreement.

Registration Rights Agreement

        We have entered into a Registration Rights Agreement with the Sterling Funds, Howard Glickberg and certain of our pre-IPO stockholders, who we refer to collectively as the "Stockholders."

        The Sterling Funds may at any time require that we register their shares under the Securities Act. Upon the request for a demand registration, we must notify the other Stockholders party to the Registration Rights Agreement of the request and give them the opportunity to request that their shares be included in the registration.

        We call the right to require us to register shares a "demand registration right" and the resulting registration a "demand registration." The Sterling Funds may request up to two long-form registrations of Registrable Securities (as defined in the Registration Rights Agreement) on Form S-1. In addition, the Stockholders may request an unlimited number of short-form registrations of Registrable Securities on Form S-3 after we have qualified for the use of Form S-3. Demand registrations will be short-form registrations whenever we are permitted to use Form S-3.

        The Stockholders can request to participate in registrations of any of our securities for sale by us or by a third-party other than in an initial public offering, in a demand registration or in a registration on a Form S-4 or Form S-8 or similar or successor forms. We call this right a "piggyback right" and the resulting registration a "piggyback registration."

        The registration rights outlined above are subject to conditions and limitations, including (i) the right of the underwriters to limit the number of shares to be included in a registration statement, and, with respect to demand registrations by the Sterling Funds, the right of the Sterling Funds to withdraw the registration statement.

        With respect to both demand registrations and piggyback registrations, if the offering is an underwritten offering, the Stockholder's right to include its Registrable Securities in such registration will be conditioned upon such stockholder's participation in the underwritten offering and entering into an underwriting agreement with the underwriters. If the Stockholder does not agree with the terms of the underwriting, it may withdraw its Registrable Securities from the registration.

        We are not required to effect a demand registration within six months after the effective date of a previous demand registration. We may also delay for a reasonable period not to exceed 120 days the filing of a registration statement for a demand registration if our board of directors determines that the filing of the registration statement would require disclosure of information not otherwise then required to be disclosed and that such disclosure would adversely affect any material business opportunity, transaction or negotiation then contemplated by us. The underwriters in any demand registration requested by the Sterling Funds will be selected by the Sterling Funds and must be reasonably acceptable to us.

        Other than underwriting discounts and commissions, we will pay all registration expenses in connection with a registration, including the expense of a single special counsel to the holders for each registration.

Equity Awards and Employment Agreements

        We have granted stock options or RSUs to our executive officers and our directors. For a description of these equity awards, see "Executive Compensation" and "Directors, Executive Officers and Corporate Governance—Director Compensation."

        We have entered into employment agreements with Edward C. Arditte, Nathalie Augustin, Aaron J. Fleishaker, Howard Glickberg, Kevin McDonnell, Peter Romano, Herbert Ruetsch (including a separation agreement), Larry Santoro and William Sanford. For more information regarding certain of these arrangements, see "See "Executive Compensation—Narrative Disclosure to Summary Compensation Table—Employment Agreements."

Employment Arrangements With Immediate Family Members of Our Executive Officers and Directors

        Larry Santoro, our Senior Vice President—Chief Administrative Officer, is the brother of Charles W. Santoro, our Executive Chairman. In fiscal 2014, Mr. L. Santoro received total compensation of $2,360,341, consisting of (i) $380,000 in cash compensation (including a bonus of $90,000 paid during fiscal 2014 in respect of fiscal 2013), (ii) $1,598,866 reflecting the grant date fair value of restricted stock units granted in fiscal 2014, (iii) $379,064 reflecting the grant date fair value of options granted in fiscal 2014 and (iv) $2,411 of group term life insurance premiums.

        Mr. Daniel Glickberg, formerly one of our vice presidents and formerly a director, is the son of Howard Glickberg, our vice chairman of development and a director. Mr. Daniel Glickberg received a contractual bonus of $145,000 upon consummation of our IPO.

        Ms. Randi Glickberg, one of our vice presidents, is the sister of Howard Glickberg, our vice chairman of development and a director. In fiscal 2014, Ms. Randi Glickberg received total compensation of $1,252,732, consisting of (i) $311,500 in cash compensation (including a bonus of $71,500 paid during fiscal 2014 in respect of fiscal 2013), (ii) $13,750 for automobile-related expenses, (iii) a $7,350 food allowance, and (iv) $3,537 of group term life insurance premiums. Ms. Glickberg also received a contractual bonus of $916,595 upon consummation of our IPO.

        During fiscal 2014, we employed a son and a daughter of Herbert Ruetsch, our former chief executive officer, the daughter and mother of Howard Glickberg, our vice chairman of development, a brother of Brian Riesenburger, our former senior vice president—chief merchandising officer, and a son of Peter Romano, our vice president—produce. In fiscal 2014 Mr. Ruetsch's son received total compensation of $98,624, consisting of (i) $84,506 in cash compensation (including a bonus of $2,500 paid during fiscal 2014 in respect of fiscal 2013 and bonuses totaling $6,250 paid during fiscal 2014 in respect of fiscal 2014), (ii) a $7,800 car allowance and (iii) $6,318 representing the grant date fair value of restricted stock units granted in fiscal 2014. Mr. Ruetsch's daughter received annual salary and perquisites of $39,324 in fiscal 2014. Mr. Glickberg's daughter and mother received total compensation, consisting only of base salary, of $858 and $600, respectively, in fiscal 2014. Mr. Riesenburger's brother received total compensation of $283,887 in fiscal 2014, consisting of (i) $212,250 in cash compensation (including a bonus of $14,175 paid during fiscal 2014 in respect of fiscal 2013 and a bonus of $7,500 paid in fiscal 2014 in respect of fiscal 2014), (ii) a $13,000 car allowance, a $7,800 meal allowance and $254 of group term life insurance premiums and (iii) $50,583 representing the grant date fair value of restricted stock units granted in fiscal 2014. Mr. Romano's son received total compensation of $219,079 in fiscal 2014, consisting of (i) $160,600 in cash compensation (including a bonus of $8,100 paid during fiscal 2014 in respect of fiscal 2013 and a bonus of $2,500 paid in fiscal 2014 in respect of fiscal 2014), (ii) a $7,800 car allowance and $96 of group term life insurance premiums and (iii) $50,583 representing the grant date fair value of restricted stock units granted in fiscal 2014.

Transactions with Former Director, Executive Officer and 5% Stockholder

        One of the Former Partners, Harold Seybert, who owned approximately 10% of the outstanding shares of series B preferred stock at the time of our IPO, served as a director and executive officer from January 2007 through April 2009. This Former Partner is a one-third owner of the entities that lease to us the premises at which a portion of our Broadway store is located, the premises at which our Harlem store, Harlem bakery and Harlem warehouse are located and the premises at which the parking lot for our Harlem store is located lease, a one-sixth owner of the landlord for the premises where our Red Hook store is located and a one-sixth owner of the owner of a co-generation plant from which the Red Hook store purchases electricity, heated/chilled water, hot and cold potable water and sewer services, as more fully described above under "—Transactions with Howard Glickberg—Real Estate Leases." Based on his ownership in these entities, this individual is entitled to the same amounts as Mr. Glickberg is entitled as set forth above.

 PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR

        Our audit committee has appointed Grant Thornton LLP as our independent auditor for the fiscal year ending March 29, 2015. Stockholder ratification of the appointment of Grant Thornton is not required by law. The ratification of the appointment of Grant Thornton requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If stockholders do not ratify the appointment of Grant Thornton, the audit committee will reconsider the appointment. Even if stockholders ratify the appointment of Grant Thornton, the audit committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change would be in the best interests of Fairway and its stockholders.

        Representatives of Grant Thornton are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        The board of directors recommends that you vote FOR the ratification of Grant Thornton as our independent auditor for the fiscal year ending March 29, 2015.

Pre-Approval Policy

        Following our IPO, the policy of the Audit Committee is to review all engagement letters for accounting firms for non-audit services while allowing Fairway to enter into the agreements, but to specifically pre-approve all services to be provided by the firm which performs the annual audit of our financial statements.

        All of the audit-related, tax and all other services provided by Grant Thornton to us in fiscal 2013 leading up to our IPO were approved by our board of directors, and all such services in fiscal 2014 were approved by our Audit Committee . All non-audit services provided in fiscal 2013 leading up to our IPO were reviewed with the board of directors, and all such services in fiscal 2014 were reviewed with the Audit Committee, which in each case concluded that the provision of such services by Grant Thornton was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

Grant Thornton Fees

        The following table presents aggregate fees billed to Fairway for services rendered by Grant Thornton for the fiscal years ended March 30, 2014 and March 31, 2013.

	2014	2013
Audit fees(1)	$2,004,741	$1,993,178
Audit-related fees	—	—
Tax fees(2)	164,261	116,318
All other fees	—	—

Total	$2,169,002	$2,109,496

(1)
Consists of the aggregate fees billed for professional services rendered for (i) the audit of our consolidated financial statements, (ii) reviews of our unaudited interim financial statements and (iii) the filing of our Registration Statement on Form S-1 related to our IPO, including fees related to the issuance of comfort letters and consents.

(2)
Consists of fees billed for professional services rendered for tax compliance and tax planning and advice. Tax compliance services included federal, state, and local tax return assistance and assistance with tax audits.

 AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to our audited financial statements for the year ended March 30, 2014. The information contained in this report shall not be deemed "soliciting material" or otherwise considered "filed" with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference in such filing.

        The Audit Committee hereby reports as follows:

          1.     Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with the Company's management.

          2.     The Audit Committee has discussed with the Company's independent registered public accounting firm the overall scope of, and plans for, their audit. The Audit Committee has met with the independent registered public accounting firm, with and without management present, to discuss the Company's financial reporting process and internal accounting controls in addition to other matters required to be discussed by the statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB), as may be modified or supplemented.

          3.     The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton's communications with the Audit Committee concerning independence, and has discussed with Grant Thornton its independence. The Audit Committee has concluded that Grant Thornton's provision of audit and non-audit services to the Company and its affiliates is compatible with Grant Thornton's independence.

          4.     The Audit Committee has an established charter outlining the practices it follows. The charter is available on the Company's website at: http://investors.fairwaymarket.com/governance.cfm.

          5.     Based on the review and discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Company's board of directors, and the board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 30, 2014, for filing with the Securities and Exchange Commission.

        This report is provided by the following independent directors, who comprise the committee:

Audit Committee
Stephen Key (Chair) Farid Suleman Robert Magnus

 STOCKHOLDER PROPOSALS

        Stockholder proposals intended to be presented at the 2015 Annual Meeting of Stockholders (the "2015 Meeting") pursuant to Exchange Act Rule 14a-8 must be delivered to our Corporate Secretary at our principal executive offices no later than February 27, 2015 in order to be included in the our proxy materials for that meeting. Such proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8.

        Stockholder proposals submitted for consideration at the 2015 Meeting but not submitted for inclusion in our proxy materials pursuant to Exchange Act Rule 14a-8, including nominations for candidates for election as directors, must be delivered to our Corporate Secretary at our principal executive offices between March 31, 2015 and April 30, 2015 and comply with the other provisions of our amended and restated bylaws.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Fairway Group Holdings Corp. 01V4IB 2 1 D V + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board recommends a vote FOR all nominees listed below and FOR Proposal 2. For Against Abstain 2. Proposal to ratify appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending March 29, 2015 Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - William L. Selden 02 - Farid Suleman 1. Election of Directors: For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 MMMMMMM 2 0 1 6 9 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on Monday, July 28, 2014. Vote by Internet • Go to www.investorvote.com/FWM • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

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Proxy — Fairway Group Holdings Corp.

Notice of 2014 Annual Meeting of Stockholders

(Items to be voted appear on reverse side.)

.Notice of 2014 Annual Meeting of Stockholders Columbia University Alfred Lerner Hall 2920 Broadway, Room 555 New York, New York 10027 Proxy Solicited by Board of Directors for Annual Meeting – July 29, 2014 William E. Sanford, Edward C. Arditte and Nathalie Augustin, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Fairway Group Holdings Corp. to be held on July 29, 2014 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — Fairway Group Holdings Corp. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

QuickLinks

GENERAL INFORMATION
PROPOSAL 1: ELECTION OF DIRECTORS
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR
AUDIT COMMITTEE REPORT
STOCKHOLDER PROPOSALS